EXHIBIT 4.1

===========================================================================





                 CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY



                           SERIES A AND SERIES B
                       14 1/2% SENIOR NOTES DUE 2009


                         ________________________

                                 INDENTURE

                        Dated as of October 8, 2002

                         ________________________

                              U.S. BANK, N.A.

                                  Trustee

                         ________________________





===========================================================================

                           CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                 Indenture Section

310(a)(1)................................................            7.10
     (a)(2)..............................................            7.10
     (a)(3)..............................................            N.A.
     (a)(4)..............................................            N.A.
     (a)(5)..............................................            7.10
     (b).................................................            7.10
     (c).................................................            N.A.
311(a)...................................................            7.11
     (b).................................................            7.11
     (c).................................................            N.A.
312(a)...................................................            2.05
     (b).................................................           12.03
     (c).................................................           12.03
313(a)...................................................            7.06
     (b)(1)..............................................           10.04
     (b)(2)..............................................         7.06; 7.07
     (c).................................................        7.06; 12.02
     (d).................................................            7.06
314(a)...................................................     4.03;12.02; 12.05
     (b).................................................           10.03
     (c)(1)..............................................           12.04
     (c)(2)..............................................           12.04
     (c)(3)..............................................            N.A.
     (d).................................................        10.04, 10.05
     (e).................................................           12.05
     (f).................................................            N.A.
315(a)...................................................            7.01
     (b).................................................         7.05,12.02
     (c).................................................            7.01
     (d).................................................            7.01
     (e).................................................            6.11
316(a) (last sentence)...................................            2.09
     (a)(1)(A)...........................................            6.05
     (a)(1)(B)...........................................            6.04
     (a)(2)..............................................            N.A.
     (b).................................................            6.07
     (c).................................................            2.12
317(a)(1)................................................            6.08
     (a)(2)..............................................            6.09
     (b).................................................            2.04
318(a)...................................................           12.01
     (b).................................................            N.A.
     (c).................................................           12.01


N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                                                                                                                  Page


                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

   Section 1.01       Definitions.................................................................................1
   Section 1.02       Other Definitions..........................................................................27
   Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................28
   Section 1.04       Rules of Construction......................................................................28

                                  ARTICLE 2.
                                   THE NOTES

   Section 2.01       Form and Dating............................................................................29
   Section 2.02       Execution and Authentication...............................................................30
   Section 2.03       Registrar and Paying Agent.................................................................30
   Section 2.04       Paying Agent to Hold Money in Trust........................................................31
   Section 2.05       Holder Lists...............................................................................31
   Section 2.06       Transfer and Exchange......................................................................31
   Section 2.07       Replacement Notes..........................................................................44
   Section 2.08       Outstanding Notes..........................................................................44
   Section 2.09       Treasury Notes.............................................................................44
   Section 2.10       Temporary Notes............................................................................44
   Section 2.11       Cancellation...............................................................................45
   Section 2.12       Defaulted Interest.........................................................................45

                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

   Section 3.01       Notices to Trustee.........................................................................45
   Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................46
   Section 3.03       Notice of Redemption.......................................................................46
   Section 3.04       Effect of Notice of Redemption.............................................................47
   Section 3.05       Deposit of Redemption or Purchase Price....................................................47
   Section 3.06       Notes Redeemed or Purchased in Part........................................................47
   Section 3.07       Optional Redemption........................................................................47
   Section 3.08       Mandatory Redemption.......................................................................48
   Section 3.09       Mandatory Disposition Pursuant to Gaming Laws..............................................48
   Section 3.10       [INTENTIONALLY OMITTED.]...................................................................49
   Section 3.11       Repurchase Offers..........................................................................49

                                  ARTICLE 4.
                          COVENANTS OF THE AUTHORITY

   Section 4.01       Payment of Notes...........................................................................51
   Section 4.02       Maintenance of Office or Agency............................................................51
   Section 4.03       Reports....................................................................................51
   Section 4.04       Compliance Certificate.....................................................................52
   Section 4.05       Taxes......................................................................................53
   Section 4.06       Stay, Extension and Usury Laws.............................................................53
   Section 4.07       Restricted Payments........................................................................53
   Section 4.08       Incurrence of Indebtedness.................................................................56



                                      i

   Section 4.09       Asset Sales................................................................................57
   Section 4.10       Events of Loss.............................................................................59
   Section 4.11       Merger, Consolidation, or Sale of Assets...................................................60
   Section 4.12       Transactions with Affiliates...............................................................60
   Section 4.13       Liens......................................................................................61
   Section 4.14       Line of Business...........................................................................61
   Section 4.15       Governmental Existence.....................................................................61
   Section 4.16       Excess Cash Offers.........................................................................62
   Section 4.17       Offer to Repurchase Upon Change of Control.................................................62
   Section 4.18       Limitation on Sale and Leaseback Transactions..............................................64
   Section 4.19       Limitation on Subsidiaries.................................................................64
   Section 4.20       Limitation on Status as Investment Company.................................................64
   Section 4.21       Insurance..................................................................................64
   Section 4.22       Construction...............................................................................65
   Section 4.23       Use of Proceeds............................................................................65
   Section 4.24       Gaming Licenses and Other Permits..........................................................66
   Section 4.25       Modification or Transfer of Certain Agreements.............................................66
   Section 4.26       Ownership Interests in the Authority.......................................................66
   Section 4.27       Further Assurances.........................................................................66
   Section 4.28       Payments for Consent.......................................................................67

                                  ARTICLE 5.
                            COVENANTS OF THE TRIBE

   Section 5.01       Prohibited Activities......................................................................67
   Section 5.02       Permitted Amendments to Tribal Gaming Ordinance............................................68
   Section 5.03       Further Assurances Regarding Authority; No Conveyance or Encumbrance of Land.............. 68
   Section 5.04       Incurrence of Obligations Affecting Authority..............................................69
   Section 5.05       Receipt of Prohibited Payments from the Authority..........................................69
   Section 5.06       Payment In Full of Obligations to Holders of Notes Before Certain Payments to the Tribe....69
   Section 5.07       Consent to Liens Securing Obligations......................................................69
   Section 5.08       Limitation on Actions of Tribe.............................................................69
   Section 5.09       Bankruptcy Restrictions....................................................................69
   Section 5.10       Exclusive Operation of Gaming Enterprise...................................................70
   Section 5.11       Exclusion From Licensing Requirements of Compact...........................................70

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

   Section 6.01       Events of Default..........................................................................70
   Section 6.02       Acceleration...............................................................................72
   Section 6.03       Payment of Operating Expenses..............................................................73
   Section 6.04       Other Remedies.............................................................................74
   Section 6.05       Waiver of Past Defaults....................................................................74
   Section 6.06       Control by Majority........................................................................74
   Section 6.07       Limitation on Suits........................................................................74
   Section 6.08       Rights of Holders of Notes to Receive Payment..............................................75
   Section 6.09       Collection Suit by Trustee.................................................................75
   Section 6.10       Trustee May File Proofs of Claim...........................................................75
   Section 6.11       Priorities.................................................................................76
   Section 6.12       Undertaking for Costs......................................................................76


                                      ii



                                  ARTICLE 7.
                                    TRUSTEE

   Section 7.01       Duties of Trustee..........................................................................76
   Section 7.02       Rights of Trustee..........................................................................77
   Section 7.03       Individual Rights of Trustee...............................................................78
   Section 7.04       Trustee's Disclaimer.......................................................................78
   Section 7.05       Notice of Defaults.........................................................................78
   Section 7.06       Reports by Trustee to Holders of the Notes.................................................78
   Section 7.07       Compensation and Indemnity.................................................................78
   Section 7.08       Replacement of Trustee.....................................................................79
   Section 7.09       Successor Trustee by Merger, etc...........................................................80
   Section 7.10       Eligibility; Disqualification..............................................................80
   Section 7.11       Preferential Collection of Claims Against Authority........................................80

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................81
   Section 8.02       Legal Defeasance and Discharge.............................................................81
   Section 8.03       Covenant Defeasance........................................................................81
   Section 8.04       Conditions to Legal or Covenant Defeasance.................................................82
   Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions...................................................................83
   Section 8.06       Repayment to Authority.....................................................................83
   Section 8.07       Reinstatement..............................................................................84

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01       Without Consent of Holders of Notes........................................................84
   Section 9.02       With Consent of Holders of Notes...........................................................85
   Section 9.03       Compliance with Trust Indenture Act........................................................86
   Section 9.04       Revocation and Effect of Consents..........................................................86
   Section 9.05       Notation on or Exchange of Notes...........................................................87
   Section 9.06       Trustee to Sign Amendments, etc............................................................87

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

   Section 10.01      Collateral Documents.......................................................................87
   Section 10.02      Security Interest During an Event of Default...............................................88
   Section 10.03      Recording and Opinions.....................................................................88
   Section 10.04      Release of Collateral......................................................................89
   Section 10.05      Certificates of the Authority..............................................................90
   Section 10.06      Certificates of the Trustee................................................................90
   Section 10.07      Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.........90
   Section 10.08      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents............90
   Section 10.09      Termination of Security Interest...........................................................91

                                  ARTICLE 11.
           WAIVER OF SOVEREIGN IMMUNITY; WAIVER OF TRIBAL COURTS AND FORUMS

   Section 11.01      Irrevocable Waiver of Sovereign Immunity...................................................91

                                     iii

   Section 11.02      Designation of Applicable Courts and Jurisdiction..........................................92
   Section 11.03      Additional Waivers as to Tribal Courts.....................................................92
   Section 11.04      Agreement not to Contest...................................................................92
   Section 11.05      Arbitration................................................................................92
   Section 11.06      Non-Impairment.............................................................................94

                                  ARTICLE 12.
                          SATISFACTION AND DISCHARGE

   Section 12.01      Satisfaction and Discharge.................................................................94
   Section 12.02      Application of Trust Money.................................................................95

                                  ARTICLE 13.
           SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS

   Section 13.01      Special Provisions Regarding Unlicensed and Non-Exempt Holders.............................95

                                  ARTICLE 14.
                                 MISCELLANEOUS

   Section 14.01      Trust Indenture Act Controls...............................................................96
   Section 14.02      Notices....................................................................................96
   Section 14.03      Communication by Holders of Notes with Other Holders of Notes..............................97
   Section 14.04      Certificate and Opinion as to Conditions Precedent.........................................97
   Section 14.05      Statements Required in Certificate or Opinion..............................................97
   Section 14.06      Rules by Trustee and Agents................................................................98
   Section 14.07      No Personal Liability of the Tribe, Directors, Officers, Employees and Members.............98
   Section 14.08      Governing Law..............................................................................98
   Section 14.09      No Adverse Interpretation of Other Agreements..............................................98
   Section 14.10      Successors.................................................................................98
   Section 14.11      Severability...............................................................................99
   Section 14.12      Counterpart Originals......................................................................99
   Section 14.13      Table of Contents, Headings, etc...........................................................99

                                   EXHIBITS

Exhibit A-1       FORM OF NOTE
Exhibit A-2       FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

         INDENTURE dated as of October 8, 2002, among the Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), the Tribe and U.S. Bank, N.A., a national banking association, as trustee (the "Trustee").

         The Authority, the Tribe and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 14 1/2% Series A Senior Notes due 2009 (the "Series A Notes") and the 14 1/2% Series B Senior Notes due 2009 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01      Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Additional Notes" means up to $25.0 million aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.08 hereof, as part of the same series as the Initial Notes.

         "Adjustment Event" means any adjustment by the Internal Revenue Service (or state or local tax authority) in respect of any income inclusion arising from or attributable to the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note held by a Tax Amounts Recipient which adjustment becomes a final "determination" under section 1313 of the Code (or similar state or local tax law).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings; provided, further, that the Manager, on the one hand, and the Authority and the Tribe, on the other hand, shall not be deemed to be Affiliates of each other.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Income Tax Rate" means an amount equal to the sum of (a) the highest marginal Federal income tax rate applicable to an individual, plus
(b) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any individual resident in New York, New York multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means the sale, lease, conveyance or other disposition of any assets or rights of the Authority; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Authority will be governed by Section 4.11 hereof and not by Section 4.09 hereof.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

                  (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

                  (2) the sale or other disposition of cash or Cash
         Equivalents;

                  (3) the sale, conveyance, exchange or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business, including, without limitation, sales and exchanges of gaming equipment;

                  (4) sales, conveyances or other dispositions of property in the ordinary course of business pursuant to an established program for the maintenance and upgrading of such property;

                  (5) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof;

                  (6) a surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

                  (7) any sale or transfer of land to the U.S. federal government to hold in trust for the Tribe; and

                  (8) the grant of Permitted Liens.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Authority" has the meaning assigned to in the preamble to this Indenture.

         "Authority Assets" means all right, title and interest of the Authority or the Tribe in and to the Chukchansi Gold Resort & Casino and all assets, rights and revenues related to or arising therefrom, other than Authority Assets permitted to be distributed to the Tribe under this Indenture and the Collateral Documents.

         "Authority Budget" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Authority Ordinance" means the ordinance adopted by the Tribal Council creating the Authority, as amended through the date of this Indenture.

         "Available Funds" means, with respect to any full fiscal quarter of the Authority, the sum of:

                  (1) the Authority's Net Revenues for such period; plus

                  (2) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), accrued and unpaid interest (other than contingent interest) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Authority for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Revenues; plus

                  (3) interest income on cash and Cash Equivalents received during such period (other than cash or Cash Equivalents contained in the Cash Accumulation Account, the Interest Reserve Account and the Contingent Interest Account); plus

                  (4) decreases in Working Capital during such period; less

                  (5) all amounts payable pursuant to the Management Agreement with respect to such period; less

                  (6) capital expenditures made by the Authority during such period (only to the extent such amount is not paid from the Capital Replacement Reserve Account) to maintain the condition of the Chukchansi Gold Resort & Casino; less

                  (7) contingent interest paid in cash during such period on the Senior Subordinated PIK Notes (as defined therein), contingent interest paid in cash during such period on the Subordinated PIK Notes (as defined therein) and contingent interest paid in cash during such period on the Letter of Credit Note (as defined therein), in each case, for such period to the extent that such contingent interest was not deducted in computing Net Revenues; less

                  (8) increases in Working Capital during such period; less

                  (9) any prepayment of principal made during such period on Indebtedness that was permitted to be incurred pursuant to Section
         4.08 hereof other than any prepayment made with the proceeds from Permitted Refinancing Indebtedness.

         "Bankruptcy Law" means Title 11 of the United Sates Code or any similar federal, state or tribal law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "BIA" means the Bureau of Indian Affairs of the Department of the Interior.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership;

                  (3) with respect to the Authority, the Management Board; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "Capital Replacement Reserve Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Accumulation Account" means a cash accumulation account maintained and held by an Eligible Institution into which Available Funds shall be deposited by the Authority pursuant to Section 4.07 hereof.

         "Cash Accumulation Account Contribution Agreement" means the Cash Accumulation Account Contribution Agreement dated as of the date of this Indenture, among the Authority, the Trustee, the Manager, the Tribe and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

         "Cash Collateral and Disbursement Agreement" means the Cash
Collateral and Disbursement Agreement dated as of the date of this Indenture, among the Authority, the Trustee, the Tribe and the Disbursement Agent, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the

         United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (3) securities issued by any state of the United States of America or any political subdivision thereof having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services and having maturities of not more than one year from the date of acquisition;

                  (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

                  (6) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing not more than one year after the date of acquisition; and

                  (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "Cash Flow" means, with respect to any specified Person for any period, the Net Income of such Person for such period plus:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person in connection with an Asset Sale, to the extent such losses were deducted in computing such Net Income; plus

                  (2) the interest expense of such Person for such period, whether paid or accrued and whether or not capitalized (excluding the Commitment Fee, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings other than the Commitment Fee, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Net Income; plus

                  (3) any preopening expenses to the extent that such preopening expenses were deducted in computing Net Income and determined in accordance with GAAP; plus

                  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense, other than pre-opening expenses, that was paid in a prior period) of such Person for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income; plus

                  (5) Management Fees to the extent that such Management Fees were deducted in computing Net Income; minus

                  (6) non-cash items increasing such Net Income for such period other than the accrual of revenue in the ordinary course of business, in each case as determined in accordance with GAAP; plus

                  (7) taxes deducted for the purposes of determining Net Income.

         "Clearstream" means Clearstream Banking, S.A.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Manager relating to the Chukchansi Gold Resort & Casino, other than pursuant to a Permitted Change of Control Transaction;

                  (2) the Authority ceases to be a wholly-owned unit, instrumentality, enterprise or subdivision of the government of the Tribe;

                  (3) the Authority ceases to have the exclusive legal right to operate the Chukchansi Gold Resort & Casino;

                  (4) the Principals and their Related Parties cease to collectively Beneficially Own more than 50% of the Voting Stock of Cascade Entertainment Group, LLC, measured by voting power rather than number of shares, or more than 50% of the outstanding Equity Interests of Cascade Entertainment Group, LLC, in either case, other than as a result of a Permitted Change of Control Transaction;

                  (5) the adoption of a plan relating to the liquidation or dissolution of the Authority or the Manager, other than pursuant to a Permitted Change of Control Transaction; or

                  (6) the first day on which a majority of the members of the Management Committee of Cascade Entertainment Group, LLC are not Continuing Members.

         "Chukchansi Gold Resort & Casino" means the project to design, develop, construct, equip and operate a casino, hotel and related amenities on the Tribe's Rancheria near Coarsehold, California, as generally described in the Offering Memorandum.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all "collateral" referred to in the Collateral Documents.

         "Collateral Accounts" means the Construction Period Accounts, the Operating Period Accounts, the Deposit Account, the Collateral Reserve Account, the Interest Payment Account, the Principal Payment Account and the Manager Security Account.

         "Collateral Documents" means, collectively, the Pledge and Security Agreement, the Pledge and Security Agreement (Tribal UCC), the Intercreditor Agreement, the Letter of Credit Drawdown Agreement, the Letter of Credit, the Letter of Credit Note, the Cash Accumulation Account Contribution

Agreement, the Manager Repayment Note, the Cash Collateral and Disbursement Agreement, each Deposit Account Control Agreement executed pursuant to the Cash Collateral and Disbursement Agreement, all UCC filings related to the security interests granted by any of the foregoing documents and any other document or instrument providing for a Lien on or security interest in any real or personal tangible or intangible property as security for any or all of the Obligations of the Authority and the Tribe under this Indenture and the Notes or any of the foregoing documents.

         "Collateral Reserve Account" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Commitment Fee" has the meaning set forth in the Letter of Credit Drawdown Agreement.

         "Compact" means, the Tribal State Gaming Compact dated as of September 10, 1999, between the Tribe and the State of California, as amended from time to time.

         "Constitution" means the Constitution of the Tribe duly and validly adopted by the Tribe on November 7, 1988.

         "Construction Disbursement Account" means the construction disbursement account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

         "Construction Period" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Construction Period Accounts" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Construction Schedule" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Contingent Interest Account" means the contingent interest account to be maintained by the Authority pursuant to the Cash Collateral and Disbursement Agreement containing all unpaid contingent interest on the Senior Subordinated PIK Notes, the Subordinated PIK Notes and the Letter of Credit Note, the payment of which is deferred until the Release Conditions are met.

         "Continuing Members" means, as of any date of determination, any member of the Management Committee of Cascade Entertainment Group, LLC, as applicable, who (i) was a member of such Management Committee on the date of this Indenture or (ii) was nominated for election or elected to such Management Committee with the approval of a majority of the members of Cascade Entertainment.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Authority.

         "Current Assets" means all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Authority.

         "Current Liabilities" means all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Authority.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Deposit Account" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Deposit Account Control Agreement" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Development Agreement" means the Amended and Restated Development Agreement, dated June 15, 2001, among the Authority, the Tribe and the Manager, as amended from time to time in accordance with this Indenture.

         "Disbursement Agent" means U.S. Bank, N.A. or the then acting Disbursement Agent under the Cash Collateral and Disbursement Agreement.

         "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million, and whose debt is rated "A" or higher by Standard & Poor's Rating Service or Moody's Investors Service, Inc. at the time any investment or rollover therein is made.

         "Equity Interests" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) issued by, or partnership, participation or membership interests in, such Person.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Event of Loss" means, with respect to any asset, any (1) loss, destruction or damage of such asset, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (3) settlement in lieu of clause (2) above.

         "Excess Cash Flow Threshold" means $15.0 million.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Financial Source" means any Person extending financing, directly or indirectly, to any gaming facility or gaming operation of the Tribe within the meaning of the Compact.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Authority incurs, assumes, Guarantees, repays, repurchases or redeems or otherwise retires any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions that have been made by the Authority, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

                  (2) the Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded; and

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Authority following the Calculation Date.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense (excluding interest and contingent interest, if any, whether paid or accrued, on the Senior Subordinated PIK Notes, the Subordinated PIK Notes or the Letter of Credit Note) of such Person for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings (excluding the Commitment Fee), and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, whether or not such Guarantee or Lien is called upon.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Gaming" means any and all activities defined as class II and class III Gaming (as defined in IGRA).

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any applicable tribal government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, or any officer or official thereof, including, without limitation, the NIGC and the BIA, any division of the Tribe or any other agency, in each case, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Authority or the Tribe.

         "Gaming Device Operating Deadline" means June 25, 2003, or such later date that the Authority is required to have 1,250 of its gaming devices in commercial operation pursuant to Section 4.3.2.2 of the Compact, as set forth in an Opinion of Counsel.

         "Gaming Law" means the provisions of the Compact and gaming laws or regulations of any jurisdiction or jurisdictions to which the Authority or the Tribe is, or may at any time after the date of this Indenture, be subject.

         "Gaming License" means any license, permit, franchise or other authorization required to own, lease, or operate or otherwise conduct gaming activities of the Authority or the Tribe, other than gaming device licenses.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibits A-1 and A-2 hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2), 2.06(d)(3) or 2.06(f)
hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means securities that are:

                  (1) direct obligations of the United States of America, the timely payment of which its full faith and credit is pledged; or

                  (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Gross Gaming Revenue (Win)" means the net win from Gaming which is the difference between Gaming wins and losses before deducting costs and expenses.

         "Gross Revenues" means all revenues of any nature derived directly or indirectly from the Chukchansi Gold Resort & Casino including, without limitation, Gross Gaming Revenue (Win), food and beverage sales, and other rental payments or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, licensees and concessionaires are not subsidiaries or Affiliates of the Manager), and revenue recorded for Promotional Allowances, but excluding any taxes the Tribe is allowed to assess pursuant to Section 7 of the Management Agreement.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

                  (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a Person in whose name a Note is registered.

         "Holdings" means Cascade Holdings, LLC, a Delaware limited liability company.

         "IAI Global Note" means a Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq., as amended from time to time.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (1) borrowed money;

                  (2) obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) banker's acceptances;

                  (4) Capital Lease Obligations;

                  (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (6) net obligations under Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any assets of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Construction Consultant" means Professional Associates Construction Services, Inc. and its successors or replacements as provided in the Cash Collateral and Disbursement Agreement.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the $153.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Initial Operating Date" means, with respect to the Chukchansi Gold Resort & Casino, the first time that:

                  (1) all Gaming Licenses have been granted and have not been revoked or suspended;

                  (2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Chukchansi Gold Resort & Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Construction Period Account (as defined in the Cash Collateral and Disbursement Agreement) to discharge such Liens;

                  (3) the Independent Construction Consultant shall have delivered a certificate to the Trustee certifying that the Chukchansi Gold Resort & Casino is substantially complete in all material respects in accordance with the Plans and all applicable building laws, ordinances and regulations;

                  (4) the Chukchansi Gold Resort & Casino is in a condition (including the installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

                  (5) the Chukchansi Gold Resort & Casino is open to the general public and operating with the Minimum Facilities;

                  (6) the Chukchansi Gold Resort & Casino is open to the general public and operating in accordance with applicable law in all material respects; and

                  (7) a permanent or temporary certificate of occupancy has been issued for the Chukchansi Gold Resort & Casino by the appropriate governmental authorities.

         "Initial Purchasers" means Dresdner Kleinwort Wasserstein - Grantchester, Inc. and Banc of America Securities LLC.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date of this Indenture among the Trustee, Senior Subordinated PIK Notes Trustee, Subordinated PIK Notes Trustee, the L/C Provider, the Manager, the Authority and the Tribe, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

         "Interest Payment Account" means the interest reserve account to be maintained by the Disbursement Agent and pledged to the Trustee pursuant to the terms of the Cash Collateral and Disbursement Agreement.

         "Interest Reserve Account" means the interest reserve account to be maintained by and pledged to the Trustee pursuant to the Cash Collateral and Disbursement Agreement into which an amount, together with interest earned on such amount, sufficient to pay the first three interest payments on the Notes will be deposited on the date of this Indenture.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and advances to directors, officers and employees and prepayments of expenses, in each case, made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Authority of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Authority in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section
4.07 hereof, without duplication.

         "Key Project Assets" means (1) any tribal gaming land or land necessary for access to or the operation of the Chukchansi Gold Resort & Casino and (2) any improvements (including buildings, but excluding personal property, fixtures and improvements determined by the Authority to no longer be useful or necessary to the operations or support of the Chukchansi Gold Resort & Casino) on any tribal gaming land or land necessary for the Chukchansi Gold Resort & Casino.

         "L/C Provider" means Credit Provider Group, LLC, a Delaware limited liability company.

         "L/C Provider Tax Amounts" means an amount equal to the excess of (x) the Minimum Tax Payment Amount (as defined in Exhibit B of the Letter of Credit Drawdown Agreement) with respect to the Letter of Credit Note over (y) the cumulative amount of interest payments previously made with respect to the Letter of Credit Note, to be paid to the holder of the Letter of Credit Note.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Credit" means the irrevocable $15.0 million letter of credit provided by the L/C Provider to the Authority in accordance with the Letter of Credit Drawdown Agreement and any replacement thereof pursuant to the provisions of the Letter of Credit Drawdown Agreement; provided, that any such replacement does not have a drawdown limit in excess of $15.0 million.

         "Letter of Credit Drawdown Agreement" means the Letter of Credit Drawdown Agreement dated as of the date of this Indenture, among the L/C Provider, the Authority, the Manager, the Tribe and the Trustee, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

         "Letter of Credit Note" means the Promissory Note executed by the Authority in favor of the L/C Provider pursuant to the terms of the Letter of Credit Drawdown Agreement.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Authority and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Liquidated Damages" has the meaning ascribed thereto in the Registration Rights Agreement.

         "Make-Whole Price" means, with respect to any Note at any purchase date or redemption date, the sum of the present values of (1) the principal and premium, if any, that would be payable on such Note on October 1, 2006, if such Note were purchased or redeemed on such date, and (2) all remaining interest payments (not including any portion of such interest payments accrued as of the purchase date or redemption date, as applicable) to and including October 1, 2006, in each case discounted on a semiannual bond equivalent basis from October 1, 2006 to the purchase date or redemption date, as applicable, at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the purchase date or redemption date, as applicable), plus 50 basis points.

         "Management Agreement" means the Second Amended and Restated Management Agreement, dated July 16, 2002, among the Authority, the Tribe and the Manager, as amended from time to time in accordance with this Indenture.

         "Management Board" means the Board of Directors created under the tribal ordinance establishing the Authority.

         "Management Committee" means (a) for so long as Cascade Entertainment Group, LLC is a limited liability company, the management committee or managing member of such entity and (b) otherwise the Board of Directors of Cascade Entertainment Group, LLC, as applicable.

         "Management Fees" means any fees payable by the Authority to the Manager pursuant to the Management Agreement.

         "Manager" means Cascade Entertainment Group, LLC, a California limited liability company in its capacity as manager of the Chukchansi Gold Resort & Casino, or any Permitted Replacement Manager in its capacity as manager of the Chukchansi Gold Resort & Casino.

         "Manager Agreement" means the Manager Agreement as in effect on the date of this Indenture by and between the Manager and the Trustee.

         "Manager Repayment Note" means the Promissory Note executed by the Authority in favor of the Manager pursuant to the terms of the Cash Accumulation Account Contribution Agreement.

         "Manager Repayment Note Tax Amounts" means an amount equal to the excess of (x) the Minimum Tax Payment Amount (as defined in Exhibit E of the Cash Accumulation Account Contribution Agreement) over (y) the cumulative amount of interest payments previously made with respect to the Manager Repayment Note, to be paid to the holder of the Manager Repayment Note.

         "Manager Security Account" has the meaning set forth in the Cash Accumulation Account Contribution Agreement.

         "Manager Tax Amounts" means an amount equal to the excess of (x) the Manager Minimum Tax Payment Amount (as defined in the Cash Accumulation Account Contribution Agreement) over (y) the cumulative amount of cash payments previously made pursuant to Section 3.1 of the Cash Accumulation Account Contribution Agreement.

         "Mandatory Operating Period" means, as of any date of determination, the four consecutive fiscal quarters of the Authority ended immediately prior thereto; provided, that such period shall not commence prior to the Initial Operating Date.

         "Minimum Facilities" means a casino which has in operation at least 1,500 slot machines, 25 table games, a hotel with at least 180 rooms, restaurants with seating for at least 734 people and parking area for at least 1,700 vehicles.

         "Minimum Monthly Guaranteed Payment" means a guaranteed monthly payment to the Tribe as required by Section 2711(b)(3) of IGRA, which shall be $100,000 per month as set forth in the Management Agreement as in effect on the date of this Indenture.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss) realized in connection with (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

                  (2) any extraordinary gain (but not loss).

         "Net Loss Proceeds" means the aggregate cash proceeds received by the Authority in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation award or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), Tax Amounts paid or payable as a result thereof, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss.

         "Net Proceeds" means the aggregate cash proceeds received by the Authority in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), Tax Amounts paid or payable as a result thereof and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Net Revenues" means the sum of Net Revenues (Gaming) and Net Revenues (Other).

         "Net Revenues (Gaming)" means Gross Gaming Revenue (Win) of the Authority from Gaming, less all Gaming related operating expenses (including interest expense, depreciation, amortization and the other operating expenses set forth in the Management Agreement), excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Authority and included in Gross Revenues:

                  (1) any gratuities or service charges added to a customer's bill;

                  (2) any credits or refunds made to customers, guests or patrons;

                  (3) any sums and credits received by the Authority for lost or damaged merchandise;

                  (4) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (5) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                  (6) any fire and extended coverage insurance proceeds other than for business interruption;

                  (7) any condemnation awards other than for temporary condemnation;

                  (8) any proceeds of financing or refinancing; and

                  (9) any interest on bank account(s).

         It is intended that this definition be consistent with 25 U.S.C. ss.2703(9).

         "Net Revenues (Other)" means all Gross Revenues of the Authority from all other sources in support of Gaming not included in Net Revenues (Gaming), such as food and beverage, entertainment and retail, less all other non-Gaming related operating expenses (including interest expense, depreciation, amortization and other operating expenses set forth in the Management Agreement), excluding the Management Fee, and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Authority and included in Gross Revenues:

                  (1) any gratuities or service charges added to a customer's bill;

                  (2) any credits or refunds made to customers, guests or patrons;

                  (3) any sums and credits received by the Authority for lost or damaged merchandise;

                  (4) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                  (5) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                  (6) any fire and extended coverage insurance proceeds other than for business interruption;

                  (7) any condemnation awards other than for temporary condemnation;

                  (8) any proceeds of financing or refinancing; and

                  (9) any interest on bank account(s).

         It is intended that this definition be consistent with 25 U.S.C. ss.2703(9).

         "NIGC" means the National Indian Gaming Commission.

         "Non-Qualified Holder" means any Holder of the Notes who is not a Qualified Holder.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated September 24, 2002, relating to the offering of the Initial Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chairperson, the Vice-Chairperson, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Authority by two Officers of the Authority, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority, that meets the requirements of
Section 14.05 hereof.

         "Operating" means that:

(1)               no Gaming License has been revoked or suspended;

(2) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Chukchansi Gold Resort & Casino have been discharged or, if payment is not yet due or if such payment is contested in good faith by the Authority, sufficient funds remain in the Construction Period Accounts (as defined in the Cash Collateral and Disbursement Agreement) to discharge such Liens;

(3) the Chukchansi Gold Resort & Casino is in a condition (including the installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business;

(4) the Chukchansi Gold Resort & Casino is open to the general public and operating with the Minimum Facilities in accordance with applicable law; and

(5) the Chukchansi Gold Resort & Casino is open to the general public and operating in accordance with applicable law in all material respects.

         "Operating Deadline" means 21 months from the date of this Indenture.

         "Operating Expenses" means the current expenses of operation, maintenance and repair of the Chukchansi Gold Resort & Casino. "Operating Expenses" shall include wages, salaries, benefits and bonuses to personnel, the cost of materials and supplies used for current operation and maintenance, security costs, utility expenses, trash removal, cost of goods sold and advertising and marketing expenses and insurance premiums. "Operating Expenses" shall not include any of the following: interest expense or any other payment in respect of any Indebtedness, capital lease payments (excluding capital lease payments with respect to gaming devices and other equipment required for the regular operations of the Chukchansi Gold Resort & Casino), any allowance for depreciation, renewals or replacement of capital assets and any other non-cash charges.

         "Operating Period Accounts" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Authority, the Manager or the Trustee.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Business" means Gaming at or in connection with the Chukchansi Gold Resort & Casino and any other businesses, necessary for, incident to, connected with, arising out of, that is a reasonable extension of or developed or operated to permit, facilitate or enhance the conduct or pursuit of such activities, including, but not limited to lodging, entertainment and related transportation; provided that the Authority shall not conduct any gaming operations other than at the Chukchansi Gold Resort & Casino.

         "Permitted Change of Control Transaction" means, with respect to any Person (other than Cascade Entertainment Group, LLC), (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of its assets to a Qualified Gaming Company or a wholly-owned subsidiary of a Qualified Gaming Company or (2) any transaction pursuant to which a Qualified Gaming Company becomes the Beneficial Owner of 50% or more of such Person's Voting Stock, measured by voting power rather than number of shares; provided, that with respect to clause (1) above, such Qualified Gaming Company (a) has been licensed, qualified and found suitable by all appropriate Gaming Authorities and (b) has assumed all of such Person's obligations under the Development Agreement, Management Agreement, Intercreditor Agreement and Cash Accumulation Account Contribution Agreement.

         "Permitted Claims" means any claim, demand, dispute, action or cause of action or defense arising under or in any way connected with or related or incidental to this Indenture, the Notes or the Collateral Documents, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise that is asserted by any party to this Indenture, the Notes or the Collateral Documents, and their successors and assigns.

         "Permitted Investments" means:

                  (1) any Investment in Cash Equivalents, other than with respect to funds held in the Interest Reserve Account, which shall be invested solely in non-callable Government Securities that mature prior to April 1, 2004;

                  (2) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof;

                  (3) any Investment made in settlement of gambling debts incurred by patrons to the Chukchansi Gold Resort & Casino which settlements have been entered into in the ordinary course of business;

                  (4) if permitted pursuant to Gaming Laws, the extension of credit to customers of the Chukchansi Gold Resort & Casino consistent with industry practice in the ordinary course of business; and

                  (5) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms.

         "Permitted Liens" means:

                  (1) Liens on the assets of the Authority created by this Indenture and the Collateral Documents securing the Notes;

                  (2) Liens in favor of the Authority;

                  (3) Liens existing on the date of this Indenture;

                  (4) Liens on property existing at the time of acquisition thereof by the Authority; provided, however, that such Liens were not incurred in contemplation of such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness permitted by clause (3) of
         Section 4.08(b) hereof covering only the assets acquired with such Indebtedness and any refinancing thereof; provided, that any Liens incurred to secure such refinancing debt are no broader than the Liens incurred to secure the Indebtedness being refinanced;

                  (7) Liens for taxes, assessments or governmental charges, claims or judgments that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

                  (8) easements, rights of way, zoning, similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Authority) or interfere with the ordinary conduct of the business of the Authority;

                  (9) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

                  (10) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Authority or materially detracting from the value of the relative assets of the Authority;

                  (11) Liens in favor of carriers, warehousemen, mechanics, materialmen, repairmen, contractors or landlords or other similar Liens arising in the ordinary course of business that are not yet delinquent or that are being contested in good faith by appropriate proceedings; and

                  (12) title to land (or improvements or structures thereon) held in trust in the name of the United States federal government for the benefit of the Tribe.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Authority issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Authority; provided, however, that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred by the Authority.

         "Permitted Replacement Manager" means (1) a Person that (a) has equity securities listed on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, (b) has a market capitalization of at least $250.0 million and (c) derived at least $100.0 million of operating income (as defined by GAAP but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, or (2) a privately held entity that (a) derived at least $100.0 million of operating income (as defined by GAAP but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, and (b) is actively engaged in the management of one or more casinos located in the United States; provided, that a Person meeting the requirements of clauses (1) or (2) above shall not be deemed to be a Permitted Replacement Manager unless and until such Person (x) is licensed, qualified and found suitable by all appropriate Gaming Authorities and (y) has assumed all of the Manager's obligations under the Development Agreement, Management Agreement, Intercreditor Agreement and Cash Accumulation Account Contribution Agreement.

         "Permitted Tax Distributions" means, in the case of the Senior Subordinated PIK Notes and the Subordinated PIK Notes, with respect to any taxable year, the product of (A) the taxable income arising from or attributable to the Senior Subordinated PIK Notes and the Subordinated PIK Notes for such year and (B) the Applicable Income Tax Rate. For purposes of calculating "Permitted Tax Distributions," the taxable income described in clause (A) of the immediately preceding sentence that is attributable to any particular taxable year shall be multiplied by the Applicable Income Tax Rate prevailing for such year. For purposes of this definition of "Permitted Tax Distributions," the calculation of taxable income shall (i) take into account any applicable True-up Amounts and (ii) amounts of taxable income shall be determined by the Tax Amounts CPA.

         Estimated tax distributions are permitted to be made within five days following each Quarterly Payment Date based upon an estimate of the excess of
(x) the Permitted Tax Distributions that would be payable for the period beginning on January 1 of such year (or the date of this Indenture in the first year) and ending on March 31, May 31, August 31 and December 31 if such period were a taxable year over (y) distributions attributable to all prior periods during such taxable year.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

         "Plans" means the Final Plans (as defined in the Cash Collateral and Disbursement Agreement).

         "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the date of this Indenture among the Authority, the Tribe and the Trustee as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

          "Pledge and Security Agreement (Tribal UCC)" means the Pledge and Security Agreement dated as of the date of this Indenture among the Authority, the Tribe and the Trustee whereby the Tribal UCC is the sole controlling uniform commercial code, as in effect on the date of this Indenture or as amended in accordance with Article 9 hereof.

         "Principal Payment Account" has the meaning set forth in the Cash Collateral and Disbursement Agreement.

         "Principals" means Clarion Cascade, LLC and its Related Parties, James H. Simons and his Related Parties, M. Mark Silber and his Related Parties and Russell S. Pratt and his Related Parties.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Promotional Allowances" means the retail value of complimentary food, beverages, merchandise and tokens for gaming provided to patrons as promotional items.

         "Purchase Money Indebtedness" means Indebtedness of the Authority incurred for the purpose of financing all or any part of the purchase price or cost of the installation, construction or improvement of any property.

         "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

         "Qualified Gaming Company" means either (A) a company that (1) has equity securities listed on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market, (2) has a market capitalization of at least $250.0 million and (3) derived at least $100.0 million of operating income (as defined by GAAP, but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming, or (B) a privately held entity that derived at least $100.0 million of operating income (as defined by GAAP, but excluding depreciation and amortization) for each of its last four fiscal quarters from activities relating to the gaming business, other than Internet gaming.

         "Quarterly Payment Date" means each March 31, May 31, August 31 and December 15.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, among the Authority, the Tribe and the Initial Purchasers and, with respect to any Additional Notes, one or more registration rights agreements among the Tribe, the Authority and the other parties thereto, relating to rights given by the Authority to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities
Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A-2 hereto deposited with or on behalf of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" means:

                  (1) any controlling stockholder, 80% (or more) owned subsidiary, or immediate family member or heirs (in the case of an individual) of any Principal; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Release Condition" means, as of any date of determination, that: (1) the Chukchansi Gold Resort & Casino is Operating, (2) the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 during the Mandatory Operating Period and, if the Chukchansi Gold Resort & Casino was closed for an aggregate of more than five days during the Mandatory Operating Period, the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 for the last full fiscal quarter of the Mandatory Operating Period, (3) the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Accumulation Amount, (4) no amounts are outstanding under the Manager Repayment Note, (5) no Default or Event of Default has occurred and is continuing and (6) the Chukchansi Gold Resort & Casino has not ceased Operating for more than five days during the Stub Period.

         "Required Accumulation Amount" means at the time of determination (1) an amount in cash equal to $3.0 million, multiplied by the number of completed full fiscal quarters since the Initial Operating Date, less (2) any amounts contained in the Cash Accumulation Account that are used to prepay the Notes and in accordance with the terms of the Cash Accumulation Account Contribution Agreement.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Funds" means any Available Funds that are not (1) distributable to the Tribe pursuant to clauses (4), (5) and (6) of Section 4.07(c) hereof, (2) required to be deposited into the Cash

Accumulation Account and (3) used to purchase notes in connection with an Optional Excess Cash Offer or a Mandatory Excess Cash Offer, as adjusted in accordance with Section 4.16(a) hereof.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Subordinated PIK Notes" means the Senior Subordinated Pay-In-Kind Notes due 2009 with contingent interest, issued on the date of this Indenture by the Authority, as in effect on the date of this Indenture.

         "Senior Subordinated PIK Notes Indenture" means the indenture with respect to the Senior Subordinated PIK Notes, dated as of the date of this Indenture, among the Authority, the Tribe and U.S. Bank, N.A., as trustee, as in effect on the date of this Indenture.

         "Senior Subordinated PIK Notes Trustee" means the then acting trustee under the Senior Subordinated PIK Notes Indenture.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Site" means each parcel of land on which all or any portion of the Chukchansi Gold Resort & Casino is to be located, from time to time.

         "State Bond Regulation" means Regulation CGCC-2 of the California Gambling Control Commission, as the same may be amended, supplemented, restated or replaced from time to time.

         "State Gaming Agency" has the meaning ascribed thereto in the Compact.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stub Period" shall mean, on any date of determination, the period from the end of the Mandatory Operating Period through and including such date of determination.

         "Subordinated PIK Notes" means the Subordinated Pay-In-Kind Notes due 2009 with contingent interest, issued on the date of this Indenture by the Authority, as in effect on the date of this Indenture.

         "Subordinated PIK Notes Indenture" means the indenture with respect to the Subordinated PIK Notes, dated as of the date of this Indenture, among the Authority, the Tribe and U.S. Bank, N.A., as trustee, as in effect on the date of this Indenture.

         "Subordinated PIK Notes Trustee" means the then acting trustee under the Subordinated PIK Notes Indenture.

         "Subsidiary" means:

                  (1) any instrumentality, subdivision or subunit of the Authority that has a separate legal existence or status; or

                  (2) with respect to any specified Person:

                           (a) any corporation, association or other business
                  entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                           (b) any partnership (1) the sole general partner or
                  the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of such Person (or any combination thereof).

          "Tax Amounts" means (1) Manager Tax Amounts, (2) Manager Repayment Note Tax Amounts, (3) L/C Provider Tax Amounts and (4) Permitted Tax Distributions.

         "Tax Amounts CPA" means any nationally recognized independent accounting firm jointly selected by the Manager and the Authority.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the purchase date or redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Notes measured from the prepayment date to October 1, 2006, provided, that if the average life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Tribal Council" means the governing body of the Tribe established pursuant to Article IV Section 2 of the Constitution.

         "Tribal Gaming Commission" means the Tribal Gaming Commission established pursuant to Section 4 of the Tribal Gaming Ordinance.

         "Tribal Gaming Ordinance" means the duly and validly adopted Tribal Gaming Ordinance of the Tribe adopted by the Tribal Council on October 5, 2001, as amended on December 27, 2001 and approved by the NIGC on February 15, 2002, as required by IGRA.
         "Tribe" has the meaning assigned to it in the preamble to this Indenture.

         "Tribal UCC" has the meaning assigned to it in the Cash Collateral and Disbursement Agreement.

          "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the aggregate Tax Amounts actually distributed in respect of such taxable year for the note in respect of which the True-up Amount is being determined and
(2) the aggregate Tax Amounts permitted to be distributed in respect of such year for the note in respect of which the True-up Amount is being determined; provided, however, that if there is an Adjustment Event, clause (1) will mean the aggregate Tax Amounts as adjusted by the aggregate True-up Amounts actually distributed in respect of such taxable year and clause (2) will mean the aggregate amount permitted to be distributed in respect of such year, as adjusted to take into account the results of the Adjustment Event.

         Within 45 days following the immediately preceding calendar year or within ten days following an Adjustment Event, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the Tax Amounts Recipients, the Tax Amounts payable on the immediately following Quarterly Payment Date shall be increased by such True-up Amount. If the available cash is not sufficient to pay the Tax Amounts payable on a Quarterly Payment Date, the amount unpaid shall be carried over and increase the Tax Amounts payable on the following Quarterly Payment Date. In the case of a True-up Amount due to the Authority, the Tax Amounts payable on the immediately following Quarterly Payment Date shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Tax Amounts shall be applied to reduce the immediately following Tax Amounts until such True-up Amount is entirely offset.

         "True-up Amount due to the Authority" means an amount equal to the excess, if any, of the amount described in clause (1) of the definition of True-up Amount over the amount described in clause (2) of the definition of True-up Amount.

         "True-up Amount due to the Tax Amounts Recipients" means an amount equal to the excess, if any, of the amount described in clause (2) of the definition of True-up Amount over the amount described in clause (1) of the definition of True-up Amount.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or management committee of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Working Capital" means, on any date, the excess of Current Assets on such date less Current Liabilities on such date.

Section 1.02      Other Definitions.



                                                                     Defined in
Term                                                                   Section

"AAA"...............................................................   11.05
"Affiliate Transaction".............................................    4.12
"Applicable Courts".................................................    11.02
"Authentication Order"..............................................    2.02
"Authority Assets"..................................................   11.01
"Change of Control Offer"...........................................    4.17
"Change of Control Payment".........................................    4.17
"Change of Control Payment Date"....................................    4.17
"Covenant Defeasance"...............................................    8.03
"DTC"...............................................................    2.03
"Event of Default"..................................................    6.01
"Excess Cash Flow"..................................................    4.16
"Excess Loss Proceeds"..............................................    4.10
"Excess Proceeds"...................................................    4.09
"incur".............................................................    4.08
"Governmental Action"...............................................   11.05
"Legal Defeasance"..................................................    8.02
"Mandatory Excess Cash Offer".......................................    4.16
"Offer Amount"......................................................    3.11
"Offer Period"......................................................    3.11
"Optional Excess Cash Offer"........................................    4.16
"Paying Agent"......................................................    2.03
"Payment Default"...................................................    6.01

"Permitted Claims"..................................................   11.01
"Permitted Debt"....................................................    4.08
"Purchase Date".....................................................    3.11
"Registrar".........................................................    2.03
"Repurchase Offer"..................................................    3.11
"Restricted Payments"...............................................    4.07
"Tax Amounts Recipients"............................................    4.07
"Tribal Party"......................................................   11.01


Section 1.03......Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Authority and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                 ARTICLE 2.
                                 THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Authority and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A-1 and A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Bank, duly executed by the Authority and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

                  (2) an Officers' Certificate from the Authority.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent

Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearsteam.

Section 2.02      Execution and Authentication.

         Two Officers must sign the Notes for the Authority by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Authority signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Authority.

Section 2.03      Registrar and Paying Agent.

         The Authority will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Authority may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Authority may act as Paying Agent or Registrar.

         The Authority initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Authority initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Authority will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Authority in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Authority) will have no further liability for the money. If the Authority acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Authority will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Authority shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Authority for Definitive Notes if:

                  (1) the Authority delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Authority within 120 days after the date of such notice from the Depositary; or

                  (2) the Authority in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Authority for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or
(f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a Participant or
                           an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant or
                           an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary
                           to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Authority in accordance with

                           Section 2.06(f) hereof, the requirements of this
                           Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the
                  form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the
                  form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee will take delivery in the
                  form of a beneficial interest in the IAI Global Note, then the transferee must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                           (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being
                  transferred to the Authority, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and
         (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Authority will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive
                  Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Authority or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                           (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive
                           Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Authority will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Authority;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Authority will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Authority; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Authority will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER OF THE SECURITY THAT

(A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUER SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR TRANSFER PURSUANT TO CLAUSES (c), (d) OR (e) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE; AND NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY; AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PERSON IS LICENSED AS A LENDER PURSUANT TO THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPT FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENTS ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE ISSUER."

                           (B) Notwithstanding the foregoing, any Global Note
                  or Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(2), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or
                  (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE

DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S), OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT)."

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO THE SECURITIES."

                  (4) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

"FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $914.76, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $85.24, THE ISSUE DATE IS OCTOBER 8, 2002 AND THE YIELD TO MATURITY IS 16.671% PER ANNUM."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Authority will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Authority may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.11, 4.09, 4.10, 4.16, 4.17 and
         9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Authority will not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a
                  Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Authority shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
         2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Authority and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Authority will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Authority may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Authority and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Authority, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Authority, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Authority may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Authority considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Authority will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Authority at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Authority. The Authority may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Authority defaults in a payment of interest on the Notes, subject to the second sentence of Section 13.01 hereof, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Authority will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Authority will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Authority (or, upon the written request of the Authority, the Trustee in the name and at the expense of the Authority) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid and advises Holders of the restrictions on payments contained in Article 13 hereof.

                                 ARTICLE 3.
                         REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Authority elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         The Notes will not be listed on any national securities exchange. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis among those Holders whose Notes are permitted to be redeemed by Article 13 hereof.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase and which are permitted to be redeemed by Article 13 hereof.

         The Trustee will promptly notify the Authority in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.11 hereof, at least 30 days but not more than 60 days before a redemption date, the Authority will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Authority defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Authority's request, the Trustee will give the notice of redemption in the Authority's name and at its expense; provided, however, that the Authority has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to Article 13 hereof. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase price date, the Authority will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

         If the Authority complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Authority will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Authority a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) The Notes are not redeemable at the Authority's option prior to October 1, 2006.

         (b) At any time on or after October 1, 2006, the Authority may, subject to the second sentence of Section 13.01 hereof, redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, on the Notes redeemed through and including the applicable redemption date, if redeemed during the periods indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        October 1, 2006 to September 30, 2007................... 113.000%
        October 1, 2007 to September 30, 2008................... 108.667%
        October 1, 2008 to June 14, 2009........................ 104.333%

provided, that after any such redemption there is at least the Required Accumulation Amount in cash and Cash Equivalents remaining the Cash Accumulation Account.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         The Authority is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Mandatory Disposition Pursuant to Gaming Laws.

         (a) Notwithstanding any other provisions of this Article 3, each Holder, by accepting a Note, shall be deemed to have agreed that if any Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that (i) such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days, or any shorter period as may be required by such Gaming Authority, or (ii) such Holder or Beneficial Owner will not be licensed, qualified or found suitable under any applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or (iii) such Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option, may (A) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (1) the termination of the 30-day period or any shorter period as may be required by a Gaming Authority, in each case as described above, for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (2) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable, or (B) subject to the second sentence of Section 13.01 hereof, redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (1) 100% of the principal amount thereof, (2) the price at which such Holder or Beneficial Owner acquired the Notes and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

         (b) Immediately upon a determination that a Holder or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (i) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

         (c) Any Holder or Beneficial Owner of Notes that is required to apply for a license, qualification or a finding of suitability may be required to pay all fees and costs of the licenses or investigation for the qualification or finding of suitability by the applicable Gaming Authorities. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

         (d) The Authority will notify the Trustee in writing of any disposition pursuant to this Section 3.09 as soon as is practicable. The Trustee will be required to report the names of the record holders of Notes to any Gaming Authority when required by law.

Section 3.10      [INTENTIONALLY OMITTED.]

Section 3.11      Repurchase Offers.

         In the event that, pursuant to Section 4.09, 4.10 or 4.16 hereof, the Authority is permitted or required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), it will follow the procedures specified below, and in any such event this Section 3.11 shall be subject to the second sentence of Section 13.01 hereof.

         The Repurchase Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (in the case of a Repurchase Offer pursuant to Section 4.09) or with the proceeds from an event of loss (in the case of a Repurchase Offer pursuant to Section 4.10). The Repurchase Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Authority will apply all Excess Proceeds (in the case of a Repurchase Offer pursuant to Section 4.09), all Excess Loss Proceeds (in the case of a Repurchase Offer pursuant to Section 4.10), and all Excess Cash Flow (in the case of a Repurchase Offer pursuant to Section 4.16) (the "Offer Amount") to the purchase of Notes and, if applicable, such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and, if applicable, other Indebtedness tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         Upon the commencement of an Repurchase Offer, the Authority will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The notice, which will govern the terms of the Repurchase Offer, will state:

                  (1) that the Repurchase Offer is being made pursuant to this
         Section 3.11 and Section 4.09, 4.10 or 4.16 hereof, as applicable, and the length of time the Repurchase Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Authority defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Repurchase Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Authority, a Depositary, if appointed by the Authority, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Authority, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and, if applicable, other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Authority will select the Notes and, if applicable, other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and, if applicable, such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Authority so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Authority will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Authority in accordance with the terms of this Section 3.11. The Authority, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Authority for purchase, and the Authority will promptly issue a new Note, and the Trustee, upon written request from the Authority will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Authority to the Holder thereof.

         Any Repurchase Offer will be in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.11, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 3.11 by virtue of such conflict.

         Other than as specifically provided in this Section 3.11, any purchase pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE 4.
                          COVENANTS OF THE AUTHORITY

Section 4.01      Payment of Notes.

         The Authority will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any, will be considered paid on the date due if the Paying Agent, if other than the Authority, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Authority will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Authority will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

         The Authority will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Notes and this Indenture may be served. The Authority will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Authority fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Authority may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Authority will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with
Section 2.03 hereof.

Section 4.03      Reports.

         Whether or not required by the SEC, so long as any Notes are outstanding, the Authority shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Holders, within the time periods specified in the SEC's rules and regulations for such filings:

                  (1) all quarterly and annual financial information of the Authority and the Manager that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Authority and the Manager were required to file such forms, including a "Management's

         Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information of the Authority and the Manager only, a report on the annual financial statements by their respective certified independent accountants; and

                  (2) all current reports that would be required to be filed by the Authority and the Manager with the SEC on Form 8-K if the Authority and the Manager were required to file such reports.

         In addition, following the consummation of the Exchange Offer, whether or not required by the SEC, the Authority shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Authority has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act with respect to the Authority and the Manager if not obtainable from the SEC. The Authority shall agree that, on or prior to the fifth Business Day of each calendar month during the Construction Period, beginning November 1, 2002, it shall issue a press release generally describing the progress of construction on the Chukchansi Gold Resort & Casino and whether, during the prior month, the construction had proceeded substantially in accordance with the Construction Schedule.

Section 4.04      Compliance Certificate.

         (a) The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Authority has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Authority has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Authority is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Authority's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Authority has violated any provisions of Article 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Authority will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Authority shall pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06      Stay, Extension and Usury Laws.

         The Authority covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

         (a) Except as set forth in subsections (b) and (c) below, the Authority shall not, directly or indirectly:

                  (1) make any payment or distribution to the Tribe, any agency, instrumentality or political subunit of the Tribe, any member of the Tribe (other than customary salaries, benefits, loans, commissions, fees, expense reimbursements and travel and other advances, in each case, made in the ordinary course of business), Holdings, any direct or indirect holders of Holdings' Equity Interests in their capacity as such, the Manager, any direct or indirect holder of the Manager's Equity Interests in their capacity as such, the L/C Provider, any Affiliate of the Tribe, any Affiliate of a member of the Tribe (other than payments made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority) or any Affiliate of the Manager, other than payments to the Manager of amounts due under the Management Agreement, the Development Agreement, the Manager Agreement and the Cash Accumulation Account Contribution Agreement, and payments to the L/C Provider of the Commitment Fee; provided, however, that this provision shall not prohibit, within five days following each applicable Quarterly Payment Date if on such date the Authority's Fixed Charge Coverage Ratio is at least 1.5 to 1.0, the payment of Tax Amounts to holders of the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note, the Cash Accumulation Account Contribution Agreement or the Letter of Credit Note (collectively, the "Tax Amounts Recipients"), as the case may be, with respect to any period beginning on or after the date of this Indenture; provided, further, that Tax Amounts that are permitted to be paid to Tax Amounts Recipients during any particular taxable year shall be the lesser of (i) Tax Amounts that are required to be paid to such recipients pursuant to the terms of the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note, the Cash Accumulation Account Contribution Agreement and the Letter of Credit Note as the case may be and (ii) $2.1 million per year;

                  (2) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or

                  (3) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (3) being collectively referred to as "Restricted Payments");

provided, however, that if (i) no Default or Event of Default has occurred and is continuing and (ii) no amounts are outstanding under the Manager Repayment Note, the Authority may, within two Business Days after the completion of any Optional Excess Cash Offer made pursuant to Section 4.16 hereof, make Restricted Payments with any Excess Cash Flow not utilized to make payments on the Notes in connection with such Optional Excess Cash Offer.

         (b) So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) will not prohibit:

                  (1) the making of a Restricted Payment described in clauses
         (1) through (3) of Section 4.07(a) if, at the time thereof, (i) the Chukchansi Gold Resort & Casino is Operating, (ii) the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 during the Mandatory Operating Period and, if the Chukchansi Gold Resort & Casino was closed for an aggregate of more than five days during the Mandatory Operating Period, the Authority's Fixed Charge Coverage Ratio was at least 2.5 to 1.0 for the last full fiscal quarter of the Mandatory Operating Period, (iii) the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Accumulation Amount, and (iv) the Chukchansi Gold Resort & Casino shall not have ceased Operating for more than five days during the Stub Period;

                  (2) the making of any payment pursuant to and consistent with the terms of any development agreement between the Authority and the Manager executed after the date of this Indenture which agreement: (i) relates to the expansion of the Chukchansi Gold Resort & Casino or any additions thereto; (ii) provides for payments and/or fees to the Manager that are consistent with the Development Agreement, relative to the size of the proposed expansion or addition to the Chukchansi Gold Resort & Casino as measured by projected gaming positions; and (iii) is on terms that are no less favorable to the Authority than the terms of the Development Agreement; provided, that (A) the Authority delivers to the Trustee a resolution of the Management Board set forth in an Officers' Certificate certifying that the terms of such agreement are, taken as a whole, no less favorable to the Authority than the terms of the Development Agreement and that the agreement has been approved by a majority of the disinterested members of the Management Board and (B) if such agreement provides for payments and/or fees to the Manager in excess of $5.0 million, the Authority delivers to the Trustee an opinion as to the fairness to the Authority of such agreement from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

                  (3) the making of any payments to Holdings, any direct or indirect holders of Holdings' Equity Interests in their capacity as such, the Manager, any direct or indirect holder of the Manager's Equity Interests in their capacity as such, the L/C Provider, or any Affiliate of the Manager if such payments are made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority.

         (c) Beginning with the end of the Authority's first full fiscal quarter commencing after the Initial Operating Date (provided, that solely for purposes of this Section 4.07(c), Minimum Facilities shall not include the hotel, restaurants or parking area), the Authority shall, to the extent available, distribute all Available Funds in cash within 40 days after the end of each of its full fiscal quarters (except with respect to the Minimum Monthly Guaranteed Payment to the Tribe, which shall be paid in monthly installments as and when required by the terms of the Management Agreement) as follows:

                  (1) first, the Authority shall distribute the Minimum Monthly Guaranteed Payment (in an amount equal to $100,000 per month) to the Tribe;

                  (2) second, the Authority shall deposit 100% of the remaining Available Funds for such fiscal quarter or other cash held by the Authority into the Capital Replacement Reserve Account until the amount in the Capital Replacement Reserve Account equals the amount required to be on deposit in the Capital Replacement Reserve (as defined in the Management Agreement) if the Manager, as of such date, had fully complied with its obligations under the Management Agreement with respect to the Capital Replacement Reserve;

                  (3) third, the Authority shall deposit 100% of the remaining Available Funds for such fiscal quarter or other cash held by the Authority into the Cash Accumulation Account until the amount in the Cash Accumulation Account equals the Required Accumulation Amount, excluding the fiscal quarter with respect to which such distribution is being made;

                  (4) fourth, the Authority shall distribute 25% of the remaining Available Funds for such fiscal quarter to the Tribe and deposit 75% of such funds into the Cash Accumulation Account until the amount in the Cash Accumulation Account equals the Required Accumulation Amount;

                  (5) fifth, of the next $3.0 million of Available Funds for such fiscal quarter, the Authority shall distribute 50% to the Tribe; and

                  (6) sixth, of any remaining Available Funds for such fiscal quarter, the Authority shall distribute 75% to the Tribe.

Notwithstanding the foregoing, (i) if any Default or Event of Default has occurred and is continuing, (ii) if the Authority is not able to incur $1.00 of additional Indebtedness pursuant to Section 4.08(a) hereof at the time the Available Funds are required to be distributed with respect to any fiscal quarter under this Section 4.07(c) or (iii) if at the time of such distribution there is any amount outstanding under the Manager Repayment Note, no Restricted Payment may be made to the Tribe pursuant to clauses (4) through
(6) of this Section 4.07(c); provided, however, that in the event the Authority would be permitted to make a distribution under any of clauses (4) through (6) of this Section 4.07(c) but for the existence of amounts outstanding under the Manager Repayment Note, the Authority shall be permitted to repay the Manager Repayment Note from the Available Funds that would have otherwise been distributed to the Tribe pursuant to clauses (4) through (6) of this Section 4.07(c); provided, further, that any Available Funds used to repay such Manager Repayment Note shall be deemed to have been distributed to the Tribe pursuant to this 4.07(c).

         (d) The Authority may use the Restricted Funds for any purpose not otherwise prohibited by this Indenture.

         (e) Funds in the Cash Accumulation Account may be invested only in Cash Equivalents. Funds in the Cash Accumulation Account may be used by the Authority to make payments on the Notes in accordance with the Cash Accumulation Account Contribution Agreement. Distributions to the Tribe shall be deposited by the Authority in a Tribal bank account designated by the Authority. IN NO EVENT SHALL THE MINIMUM MONTHLY GUARANTEED PAYMENT BE RESTRICTED BY THIS SECTION 4.07.

         (f) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Authority pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Management Board whose resolution with respect thereto shall be delivered to the Trustee. The Management Board's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment in excess of $5.0 million, the Authority shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08      Incurrence of Indebtedness.

                  (a) The Authority shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness; provided, however, that the Authority may incur Indebtedness if:

                           (1) the Fixed Charge Coverage Ratio for the
                  Authority's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and

                           (2) the Indebtedness is expressly subordinated in
                  right of payment to the Notes; provided, however, that this clause (2) shall apply only to Indebtedness to be incurred under this Section 4.08(a) to the extent that such incurrence will cause the aggregate amount of Indebtedness incurred and still outstanding under this Section 4.08(a) immediately after such incurrence to be in excess of $25.0 million; and

                           (3) the Weighted Average Life to Maturity of the
                  Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes.

         (b) The provisions of Section 4.08(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                           (1) the incurrence by the Authority of (i)
                  Indebtedness represented by (x) the Initial Notes and the Exchange Notes and (y) the Senior Subordinated PIK Notes,
                  (ii) its obligations arising under the Collateral Documents to the extent such obligations would represent Indebtedness and (iii) Indebtedness incurred from time to time pursuant to the Subordinated PIK Notes, the Manager Repayment Note, the Manager Agreement or the Letter of Credit Note;

                           (2) the incurrence by the Authority of letters of
                  credit and related reimbursement agreements, bankers acceptances and performance completion bonds (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Authority under the related reimbursement or other similar agreement) in an aggregate principal amount not to exceed $2.0 million at any one time outstanding under this clause (2);

                           (3) the incurrence by the Authority of Indebtedness
                  represented by Purchase Money Indebtedness or Capital Lease Obligations incurred in connection with the purchase or capital lease of furniture, fixtures and equipment in an aggregate principal amount or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (3), not to exceed $25.0 million at any time outstanding under this clause (3); provided, that such incurrence does not cause the aggregate amount of Indebtedness outstanding pursuant to this clause (3) and clause (4) of this Section 4.08(b) to exceed $25.0 million;

                           (4) the incurrence by the Authority of any
                  Indebtedness in an aggregate principal amount, or accreted value, as applicable, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding under this clause (4); provided, that such incurrence does not cause the aggregate amount of Indebtedness outstanding pursuant to this clause (4) and clause (3) of this Section 4.08(b) to exceed $25.0 million;

                           (5) the incurrence by the Authority of Permitted
                  Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted to be incurred under Section 4.08(a) hereof, clause (1), (3) or (4) of this Section 4.08(b) or this clause (5); and

                           (6) the incurrence by the Authority of Indebtedness
                  represented by loans from Holdings (other than the Subordinated PIK Note); provided, that (A) the payment of principal, interest and premium, if any, on such Indebtedness is expressly subordinate in right of payment to the Notes, the Senior Subordinated PIK Notes and the Manager Repayment Note, (B) the maturity date of such Indebtedness occurs after September 14, 2009 and (C) Holdings is not entitled to receive any payment on such Indebtedness until all of the Authority's obligations to the Holders with respect to the Notes, the Senior Subordinated PIK Notes and the Manager Repayment Note shall have been paid in full.

         (c) The Authority shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Authority unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Authority shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Authority solely by virtue of being unsecured.

         (d) For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(6) of Section 4.08(b) hereof, or is entitled to be incurred pursuant to
Section 4.08(a) hereof, the Authority shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.08.

Section 4.09      Asset Sales.

         (a) The Authority shall not consummate an Asset Sale unless:

                  (1) the Chukchansi Gold Resort & Casino is Operating;

                  (2) the Authority receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

                  (3) such fair market value is determined by the Authority's Management Board and evidenced by a resolution of that Management Board set forth in an Officers' Certificate delivered to the Trustee; and

                  (4) at least 85% of the consideration therefor received by the Authority is in the form of cash. For purposes of this Section
         4.09 and not for purposes of the definition of "Net Proceeds" (except to the extent set forth in that definition with respect to the conversion of non-cash proceeds to cash), each of the following shall be deemed to be cash:

                           (A) any liabilities (as shown on the Authority's
                  most recent balance sheet) of the Authority (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Authority from further liability with respect thereto;

                           (B) any securities, notes or other obligations
                  received by the Authority from such transferee that are (subject to ordinary settlement periods) converted by the Authority into cash (to the extent of the cash received in that conversion) within 30 days of the receipt thereof; and

                           (C) any assets the Authority would be permitted to
                  acquire with the Net Proceeds of an Asset Sale pursuant to the terms of this Section 4.09.

         In addition, the Authority may not consummate an Asset Sale with respect to Key Project Assets.

         (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Authority may apply such Net Proceeds, at its option, to make a capital expenditure with respect to the Chukchansi Gold Resort & Casino or acquire long-term assets used or useful in connection with the operation of the Chukchansi Gold Resort & Casino; provided, however, that the Authority promptly grants to the Trustee, on behalf of the Holders, a first priority perfected security interest, subject to any Permitted Liens, on such property or assets on the terms set forth in, and to the extent required by, this Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Authority shall temporarily invest such Net Proceeds in Cash Equivalents which will be held in an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Liens, for the benefit of the Holders in accordance with this Indenture and the Collateral Documents.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of Section 13.01 hereof, make a Repurchase Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other Indebtedness with the proceeds of sales of assets in accordance with
Section 3.11 hereof, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Repurchase Offer pursuant to this Section
4.09 shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Repurchase Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu

Indebtedness tendered. Upon completion of each Repurchase Offer pursuant to this Section 4.09, the amount of Excess Proceeds shall be reset at zero.

         (d) Any Repurchase Offer pursuant to this Section 4.09 will be in compliance with all applicable laws, rules and regulations, including, if applicable pursuant to this Section 4.09, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.11 hereof, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.11 hereof by virtue of such conflict.

Section 4.10      Events of Loss.

         (a) Within 365 days after any Event of Loss with respect to all or any portion of the Chukchansi Gold Resort & Casino with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the Chukchansi Gold Resort & Casino, with no concurrent obligation to make any purchase of any Notes; provided, that:

                           (1) the Authority delivers to the Trustee within 60
                  days of such Event of Loss a written opinion from a reputable contractor that the Chukchansi Gold Resort & Casino with at least the Minimum Facilities can be rebuilt, repaired, replaced or constructed, and in a condition to be Operating, within 360 days of the Event of Loss;

                           (2) the Authority delivers to the Trustee an
                  Officers' Certificate certifying that the Authority has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above; and

                           (3) the Net Loss Proceeds are less than $40.0
                  million.

         (b) Any Net Loss Proceeds that are not reinvested or are not permitted to be reinvested as provided in the first sentence of Section 4.10(a) shall be deemed "Excess Loss Proceeds." Within ten days following the date that the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of Section 13.01 hereof, make a Repurchase Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with proceeds of events of loss in accordance with Section 3.11 hereof to purchase or redeem such other Indebtedness with the proceeds of events of loss, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Loss Proceeds. The offer price in any Repurchase Offer pursuant to this Section 4.10 will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash. If any Excess Loss Proceeds remain after consummation of a Repurchase Offer, the Authority may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Repurchase Offer exceeds the amount of Excess Loss Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of any such Repurchase Offer pursuant to this
Section 4.10, the amount of Excess Loss Proceeds shall be reset at zero.

         (c) Pending the final application of any Net Loss Proceeds, the Authority shall deposit such Net Loss Proceeds into an account in which the Trustee shall have a first priority perfected security interest, subject to Permitted Liens, and may invest such Net Loss Proceeds only in Cash Equivalents; provided that such Cash Equivalents are held in such account. These pledged funds will be released to the Authority to pay for or reimburse the Authority for the actual cost of a permitted use of the Net Loss Proceeds as provided in Section 4.10(a), or the Repurchase Offer, in each case pursuant to the terms of the Collateral Documents.

         (d) In the event of an Event of Loss pursuant to clause (3) of the definition of "Event of Loss" with respect to any assets that have a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Authority will be required to receive consideration (1) at least equal to the fair market value (evidenced by a resolution of the Authority's Management Board set forth in an Officers' Certificate delivered to the Trustee) of the property or assets subject to the Event of Loss and (2) with respect to any "Event of Loss" of any portion of the Chukchansi Gold Resort & Casino, at least 85% of which is in the form of Cash Equivalents.

         (e) Any Repurchase Offer pursuant to this Section 4.10 will be in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.11 hereof, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.11 hereof by virtue of such conflict.

Section 4.11      Merger, Consolidation, or Sale of Assets.

         The Authority shall not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more transactions. The Authority shall not consolidate or merge with or into any other Person.

Section 4.12      Transactions with Affiliates.

         (a) The Authority shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Tribe, any agency, instrumentality or political subunit of the Tribe, any member of the Tribe, Holdings or any direct holder or Beneficial Owner of five percent or more of Holdings' Equity Interests, the Manager or any direct holder or Beneficial Owner of five percent or more of any of the Manager's Equity Interests, the L/C Provider or any Affiliate of the Tribe, any Affiliate of any member of the Tribe, any Affiliate of the Manager or any Affiliate of the L/C Provider (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to the Authority than those that would have been obtained in a comparable transaction by the Authority with an unrelated Person; and

                  (2) the Authority delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Management Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board; provided, that if there are no disinterested members of the Management Board, such

                  Affiliate Transaction must be approved unanimously by the members of the Management Board; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.12(a):

                  (1) entering into customary employee compensation arrangements that are approved by a majority of disinterested members of the Management Board; provided, that if there are no disinterested members of the Management Board, such compensation arrangements must be approved unanimously by the members of the Management Board;

                  (2) the execution of, or taking actions or making payments contemplated by, the Collateral Documents, the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note, the Letter of Credit Note, the Registration Rights Agreement, the Development Agreement, the Manager Agreement or the Management Agreement;

                  (3) Permitted Investments and Restricted Payments that are not prohibited by Section 4.07; and

                  (4) the making of any payments to Holdings or any direct or indirect holders of Holdings' Equity Interests, the Manager or any direct or indirect holder of the Manager's Equity Interests, the L/C Provider, or any Affiliate of the Manager if such payments are made in the ordinary course of business at customary rates with respect to goods or services provided to the Authority.

Section 4.13      Liens.

         The Authority shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any assets now owned or hereafter acquired by the Authority, or any proceeds, income or profits therefrom, or collaterally assign the income therefrom, except Permitted Liens.

Section 4.14      Line of Business.

         The Authority shall not engage in any business, development or investment activity, other than a Permitted Business.

Section 4.15      Governmental Existence.

         The Authority will do or cause to be done all things necessary to preserve and keep in full force and effect (1) its existence in accordance with the respective organizational, statutory, constitutional or legal documents, in each case as amended from time to time, of the Authority and the Tribe and (2) all material rights (charter and statutory), licenses and franchises of the Authority.

Section 4.16      Excess Cash Offers.

         (a) If, at any time after the Initial Operating Date and prior to October 1, 2006, the amount of the Authority's Restricted Funds exceeds the Excess Cash Flow Threshold by $10.0 million (such excess will constitute "Excess Cash Flow"), the Chukchansi Gold Resort & Casino is Operating and has not ceased Operating for more than five days during the Mandatory Operating Period or for more than five days during the Stub Period and no Default or Event of Default has occurred and is continuing:

                  (i) the Authority may, subject to the second sentence of
         Section 13.01 hereof, make an offer (an "Optional Excess Cash Offer") to Holders of the Notes to purchase the outstanding principal amount of Notes, in whole or in part, with up to 100% of the Authority's Excess Cash Flow at a purchase price equal to the greater of (a) 100% of the principal amount thereof and (b) the Make-Whole Price, in each case together with accrued and unpaid interest that could accrue thereon and Liquidated Damages, if any, through and including the applicable purchase date; or

                  (ii) if the Authority does not make an Optional Excess Cash Offer, it must, subject to the second sentence of Section 13.01 hereof, make an offer (a "Mandatory Excess Cash Offer") to Holders of the Notes to purchase the outstanding principal amount of Notes, in whole or in part, with up to 100% of the Authority's Excess Cash Flow at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase; provided, that, in either case, after any such purchase there is at least the Required Accumulation Amount in cash and Cash Equivalents remaining in the Cash Accumulation Account. Any Excess Cash Flow remaining after the consummation of an Optional Excess Cash Offer may be used to make Restricted Payments in accordance with Section 4.07 hereof or used for any purpose not prohibited by the Indenture and the Collateral Documents and shall no longer be deemed to be Restricted Funds. Any Excess Cash Flow remaining after consummation of a Mandatory Excess Cash Offer may be used for any purpose not prohibited by the Indenture and the Collateral Documents and shall no longer be deemed to be Restricted Funds. Upon completion of any Optional Excess Cash Offer or Mandatory Excess Cash Offer, the amount of Excess Cash Flow shall be reset at zero.

         (b) The Authority will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.11 or this Section 4.16, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.11 hereof or this
Section 4.16 by virtue of such conflict.

Section 4.17      Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, subject to the second sentence of Section 13.01 hereof, the Authority shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within ten business days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered shall be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered shall continue to accrue interest;

                  (4) that, unless the Authority defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Authority shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Authority shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Authority shall, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Authority.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Authority shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.17, the Authority shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.17 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

Section 4.18      Limitation on Sale and Leaseback Transactions.

         The Authority shall not enter into any sale and leaseback transaction unless:

                  (1) the Authority could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in
         Section 4.08(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.13 hereof;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Management Board and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Authority applies the proceeds of such transaction in compliance with, Section 4.09 hereof.

Section 4.19      Limitation on Subsidiaries.

         The Authority shall not create any instrumentality, subdivision or subunit. The Authority shall not form, acquire or own any Subsidiary.

Section 4.20      Limitation on Status as Investment Company.

         The Authority shall not become an investment company (as that term is defined in the Investment Company Act), or otherwise become subject to regulation under the Investment Company Act.

Section 4.21      Insurance.

         The Authority shall maintain insurance with carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty. Customary insurance coverage shall be deemed to include, without limitation, the following:

                  (1) workers' compensation insurance to the extent required to comply with all applicable state, territorial or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

                  (2) comprehensive general liability insurance with minimum limits of $1.0 million;

                  (3) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

                  (4) business interruption insurance at all times for a period of at least 365 days; and

                  (5) property insurance protecting the property against losses or damages as is customarily covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size; provided, however, that such insurance shall provide coverage of not less than the lesser of (x) 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and (y) 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and, in each case, with a deductible no greater than 2% of the insured value of the Chukchansi Gold Resort & Casino or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

         All insurance required by this Section 4.20 (except worker's compensation) shall name the Trustee as additional insured or loss payee, as the case may be, with losses in excess of $1.0 million payable jointly to the Authority and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies shall be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Authority shall deliver to the Trustee on the date of this Indenture and each anniversary of the date of this Indenture a certificate of an insurance agent describing the insurance policies obtained by the Authority together with an Officer's Certificate stating that such policies comply with this Section 4.20 and the related applicable provisions of the Collateral Documents.

Section 4.22      Construction.

         The Authority shall construct the Chukchansi Gold Resort & Casino, including the furnishing, fixturing and equipping thereof, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and within the Authority Budget. If on any of January 15, February 15 or March 15, 2003, any of the Manager, the Construction Manager or the Independent Construction Consultant has not delivered an Officers' Certificate to the Trustee certifying that construction of the Chukchansi Gold Resort & Casino is proceeding substantially in accordance with the Plans and within the Authority Budget and that, as of such date, it reasonably believes that the Chukchansi Gold Resort & Casino will be Operating by the Gaming Device Operating Deadline, the Authority shall use its reasonable efforts to cause the Construction Manager to accelerate construction of the casino and the buffet or, if the Authority determines that with such acceleration it would still be unable to open the casino or buffet by the Gaming Device Operating Deadline, the Authority shall direct the Construction Manager to accelerate construction of the events center, such that 1,250 of the Tribe's gaming devices can be placed in commercial operation by the Gaming Device Operating Deadline.

Section 4.23      Use of Proceeds.

         The Authority shall, on the date of this Indenture, deposit approximately $113.2 million into the Construction Disbursement Account and approximately $32.4 million into the Interest Reserve Account. Funds in the Interest Reserve Account shall be used only to pay the first three interest payments on the Notes. The funds in the Construction Disbursement Account and the Interest Reserve Account may be invested only in Cash Equivalents. All funds in the Construction Disbursement Account and the Interest Reserve Account shall be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

Section 4.24      Gaming Licenses and Other Permits.

         The Authority shall use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses and all other authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations from or with any governmental authority that are necessary for the operation of the Chukchansi Gold Resort & Casino; provided, that if in the course of the exercise of its governmental or regulatory functions the Tribal Gaming Commission is required to suspend or revoke any consent, permit or license or close or suspend any operation of any part of the Chukchansi Gold Resort & Casino as a result of any noncompliance with law, the Authority shall use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Chukchansi Gold Resort & Casino shall be opened and fully operating as promptly as practicable.

         The Authority shall provide the Trustee, promptly after receipt by the Authority, with any notice of non-compliance, violation, temporary closure order or assessment of civil fines from the NIGC (pursuant to IGRA) and any notice of non-compliance, violation of any Gaming Laws by any other Gaming Authority, including the State Gaming Agency and the Tribal Gaming Commission.

Section 4.25      Modification or Transfer of Certain Agreements.

         The Authority shall not amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Development Agreement or the Management Agreement; provided, however, that either agreement may be amended or modified so long as the payments to be made to the Manager thereunder as so amended or modified are no greater in the aggregate than the payments provided for the Manager pursuant to the terms of such agreements on the date this Indenture.

Section 4.26      Ownership Interests in the Authority.

         The Authority shall not permit any Person other than the Tribe to acquire any right to elect or appoint any members of the Management Board or any executive officer of the Authority.

Section 4.27      Further Assurances.

         The Authority shall execute and deliver such additional instruments, certificates or documents, and use commercially reasonable efforts to take all such actions as may be reasonably required from time to time in order to:

                  (1) carry out more effectively the purposes of the Collateral Documents;

                  (2) subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

                  (3) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

                  (4) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith or granted to the Authority under the Collateral Documents or under any other instrument executed in connection therewith.

         Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority (including, without limitation, any Gaming Authority), the Authority shall execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Authority for such governmental consent, approval, recording, qualification or authorization.

Section 4.28      Payments for Consent.

         The Authority shall not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any Collateral Document unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE 5.
                            COVENANTS OF THE TRIBE

Section 5.01      Prohibited Activities.

         Except as required by federal, state or local law, the Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies or instrumentalities, to, directly or indirectly:

         (a) increase or impose any tax, levy or other similar monetary payment or reimbursement obligation on the Authority or on any patrons of the Chukchansi Gold Resort & Casino or on any activity at the Chukchansi Gold Resort & Casino (gaming or otherwise), other than:

                  (1) any payments due under any agreement in effect on the date of this Indenture or any such payments that are not materially adverse to the economic interests of Holders pursuant to the Notes or any of the Collateral Documents or the ability of the Authority to timely perform in full all of its obligations under this Indenture, the Notes or the Collateral Documents; or

                  (2) those which are reasonable nondiscriminatory charges for utilities or other governmental services supplied by the Tribe and used by the Authority in an amount not to exceed the reasonable cost of such services and a reasonable allowance for administrative costs;

         (b) subject to the last two paragraphs of this Section 5.01 and
Section 5.02, amend the Tribal Gaming Ordinance, the Authority Ordinance, the arbitration code or uniform commercial code in effect on the date of this Indenture in any manner that would be materially adverse to the interests or rights of Holders under the Notes or any of the Collateral Documents, restrict or eliminate the exclusive right of the Authority to conduct gaming operations on behalf of the Tribe, conduct or permit any other entity to conduct gaming operations on any property owned, directly or beneficially, or controlled by the Tribe or materially and adversely alter, modify or amend any regulation relating to a Holder's rights under the Notes or any of the Collateral Documents;

         (c) take any other action, enter into any agreement, amend its Constitution or enact any ordinance, law, rule or regulation that would adversely prejudice or have a material adverse effect on any of the rights of the Holders under this Indenture, the Notes or any of the Collateral Documents;

         (d) assert that any waiver of the Authority or the Tribe, any choice of judicial forum, designation of governing law or any remedy expressly authorized in this Indenture or in any Collateral Document is void or unenforceable; or

         (e) fail to timely pay or cause to be paid any tax, imposition, judgment, award or charge of any nature which, if not paid, would permit enforcement of a lien on the Site or the Chukchansi Gold Resort & Casino, other than any such payment that is being contested in good faith and, during the time such payment is being contested, does not create any risk of foreclosure or forfeiture of the Site or the Chukchansi Gold Resort & Casino.

         In addition, except as specifically provided in this Indenture, the Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits, councils, agencies or instrumentalities to, directly or indirectly impose, levy, tax or otherwise make any charge on this Indenture, the Notes, the Collateral Documents or any payments or deposits to be made thereunder, including without limitation upon the payment of any principal, premium, interest or Liquidated Damages, if any. Notwithstanding the foregoing, or any other provision of this Indenture, the Tribal Gaming Commission shall be permitted to reasonably exercise in good faith its governmental and regulatory functions authorized or required under the Compact or the Tribal Gaming Ordinance.

         Any action taken by the Tribe to comply with federal or state law that would otherwise violate this Section 5.01 shall be taken only after prior written notice to the Trustee accompanied with an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law.

Section 5.02      Permitted Amendments to Tribal Gaming Ordinance.

         The Tribe agrees that any amendments made to the Tribal Gaming Ordinance shall be a legitimate effort to comply with the Compact or IGRA or to ensure that the Authority conducts its gaming operations in a manner that adequately protects the environment, the public health and safety or the integrity of the Authority or operation of the Chukchansi Gold Resort & Casino and not with the purpose of delaying or hindering the repayment of the Notes. The Tribe and the Authority agree that any licensure or investigation of any Holder, in its capacity as such Holder or otherwise, shall be conducted in good faith and with a reasonable basis therefore.

Section 5.03 Further Assurances Regarding Authority; No Conveyance or Encumbrance of Land.

         To the extent within its lawful power, the Tribe shall take all such action and shall refrain from taking such action as is necessary to cause the Authority at all times to be a wholly-owned or wholly-controlled entity created under the laws of the Tribe, permitted under all other applicable laws, including IGRA, to have access to the Site and to operate the business of the Authority (including such gaming as permitted under IGRA and the Compact) and to timely perform all of the Authority's obligations under this Indenture, the Notes and the Collateral Documents. The Tribe shall not convey or encumber, or permit to be conveyed or encumbered, any interest in land constituting all or a portion of the Site, other than a transfer of fee title in the land to the U.S. government to be held in trust for the benefit of the Tribe, and except for the creation of Permitted Liens.

Section 5.04      Incurrence of Obligations Affecting Authority.

         The Tribe shall not permit or incur any consensual liability of the Tribe (or of any other instrumentality or subunit of the Tribe) that is a legal obligation of the Authority, or for which the Authority's assets may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Indenture.

Section 5.05      Receipt of Prohibited Payments from the Authority.

         In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered to, the Authority promptly, and in any event immediately upon receipt of a written request from the Trustee or the Authority.

Section 5.06 Payment In Full of Obligations to Holders of Notes Before Certain Payments to the Tribe.

         The Tribe agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Authority or the Chukchansi Gold Resort & Casino, the Holders shall be entitled to receive payment in full with respect to all principal, premium, interest, Liquidated Damages, if any, and other amounts owing in respect of each of the Notes before any payment or any distribution to the Tribe.

Section 5.07      Consent to Liens Securing Obligations.

         The Tribe hereby consents, agrees and acknowledges to the creation of the Liens securing the Obligations under the Notes, this Indenture and the Collateral Documents created under the Notes, this Indenture or the Collateral Documents.

Section 5.08      Limitation on Actions of Tribe.

         The Tribe shall not, and shall not permit the Authority or any of the Tribe's representatives, political subunits, councils, agencies or instrumentalities to, exercise any power of eminent domain over any property that is used or useful in connection with the operations of the Chukchansi Gold Resort & Casino. Except as required by federal or state law, the Tribe shall not enact any statute, law, ordinance or rule that would have a material adverse effect on the rights of the Holders under this Indenture or any of the Collateral Documents.

Section 5.09      Bankruptcy Restrictions.

         (a) The Tribe shall not, pursuant to or within the meaning of any Bankruptcy Law, appoint or consent to the appointment of a custodian of the Authority or for all or substantially all of the property of the Authority.

         (b) The Tribe agrees that it shall not enact any Bankruptcy Law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Holders provided for in this Indenture or the Collateral Documents.

Section 5.10      Exclusive Operation of Gaming Enterprise.

         The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate any Gaming enterprise on behalf of the Tribe or any political subunit thereof and the Tribe shall not permit any Person other than the Tribe to acquire any right to elect or appoint any members of the Management Board or any executive office of the Authority.

Section 5.11      Exclusion From Licensing Requirements of Compact.

         The Tribal Gaming Commission shall at all times provide a complete exclusion from the licensing requirements of Section 6.4.6 of the Compact for
(i) all federally-regulated or state-regulated banks, savings and loans or other federally- or state- regulated lending institutions, (ii) any agency or federal, state or local government or (iii) any investor, who, alone or in conjunction with another, holds less than 10% of any outstanding Indebtedness evidenced by bonds issued by the Tribe or the Authority.

                                  ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Authority defaults for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                  (2) the Authority defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Authority fails to comply with the provisions of
         Section 4.09, 4.10, 4.11, 4.15, 4.17 and 4.22 hereof;

                  (4) the Authority fails to perform or comply with the provisions of Section 4.07 or 4.08 hereof, or any of the covenants set forth in the Collateral Documents, for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

                  (5) the Authority or the Tribe (with respect to its obligations under this Indenture) fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes not set forth in clause (3) or (4) above for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, voting as a single class;

                  (6) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Authority (or the payment of which is guaranteed by the Authority), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture (other than a default under the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note resulting from the Authority's failure to make a change of control offer or an asset sale offer, as applicable, to the holders of such notes), if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B) results in the acceleration of such
                  Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, as applicable, aggregates to $5.0 million or more;

                  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Authority, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

                  (8) any of the Collateral Documents cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Authority asserts that any of the Collateral Documents cease to be in full force and effect, or any security interest created, or purported to be created, by any of the Collateral Documents ceases to be enforceable and of the same effect and the priority purported to be created thereby;

                  (9) any representation or warranty made by the Authority in any Collateral Document or contained in any certificate, document or financial or other statement furnished by the Authority at any time under or in connection with any Collateral Document proves to have been inaccurate in any material respect on or as of the date made or deemed to be made;

                  (10) the L/C Provider defaults in the performance of its obligations set forth in, or repudiates its obligations under, the Letter of Credit Drawdown Agreement, and such default is not cured within 30 days;

                  (11) an Event of Default occurs and is continuing under the Manager Agreement (as defined in such agreement);

                  (12) the Manager:

         (a) defaults in the performance of its obligations set forth in, or repudiates its obligations under, the Development Agreement, Management Agreement or Cash Accumulation Account Contribution Agreement and either:

                           (A) such default is not cured within 30 days; or

                           (B) a new manager meeting the requirements of a
                  Permitted Replacement Manager has not assumed and complied with the Manager's obligations under such agreements as required by the definition of Permitted Replacement Manager within 30 days thereof, unless in any such event, either (i) the Manager continues in all material respects to provide services to the Authority in compliance with the Management Agreement, or
                  (ii) such transaction constitutes a Change of Control; or

         (b) is terminated or resigns as manager of the Chukchansi Gold Resort & Casino or otherwise ceases to be the manager (other than as set forth in clause (a) above) of the Chukchansi Gold Resort & Casino unless:

                           (A) a Permitted Replacement Manager has assumed and
                  complied with the Manager's obligations under the Development Agreement, Management Agreement and Cash Accumulation Account Contribution Agreement as required by the definition of Permitted Replacement Manager within 30 days thereof, or

                           (B) such termination or withdrawal constitutes a
                  Change of Control;

                  (13) the Initial Operating Date does not occur by the Operating Deadline or any Gaming License is lost, revoked or suspended and, as a result, the Chukchansi Gold Resort & Casino ceases Operating for a period of more than 90 consecutive days;

                  (14) the Authority, pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of
                  it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of
                  its creditors, or

                           (E) generally is not paying its debts as they
                  become due; or

                  (15) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Authority in an
                  involuntary case;

                           (B) appoints a custodian of the Authority for all
                  or substantially all of the property of the Authority; or

                           (C) orders the liquidation of the Authority;

                  and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02      Acceleration.

         In the case of an Event of Default specified in clause (14) or (15) of Section 6.01 hereof, with respect to the Authority, all outstanding Notes will become due and payable immediately without further action or notice, subject to the second sentence of Section 13.01 hereof. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, subject to the second sentence of Section 13.01 hereof, declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after October 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law and subject to the second sentence of
Section 13.01 hereof, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2006, then, upon acceleration of the Notes and subject to the second sentence of Section 13.01 hereof, an additional premium shall also become and be immediately due and payable in an amount, for the periods set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

        Year                                            Percentage
        ----                                            ----------
        October 1, 2002 to September 30, 2003.........    120.00%
        October 1, 2003 to September 30, 2004.........    118.25%
        October 1, 2004 to September 30, 2005.........    116.50%
        October 1, 2005 to September 30, 2006.........    114.75%

         As promptly as practicable following any acceleration of the Notes, the Trustee shall send a written notice to all Holders advising the Holders of the following:

                  (1) an acceleration of the Notes has occurred; and

                  (2) under the terms of this Indenture and the Notes, neither the Trustee nor the Authority may make any payments of principal or interest on the Notes (i) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (ii) after payment of the Notes has been accelerated because of a default under this Indenture, except, in each case, to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

Section 6.03      Payment of Operating Expenses.

         Following an Event of Default (other than an Event of Default described in clause (14) or (15) of Section 6.01), and only until the Holders of at least 25% in principal amount of the then outstanding Notes direct the Trustee to cease the disbursement of funds in the Deposit Accounts to pay Operating Expenses, the Trustee shall not prohibit funds in the Deposit Account to be disbursed to the Authority for the payment of Operating Expenses if the Authority delivers to the Trustee:

                  (1) a certificate executed by at least two officers of the Authority that states that such funds will be used to pay Operating Expenses and identifies the payees of such funds and the basis for such payments; and

                  (2) a certificate executed by at least two Officers of the Manager confirming the information provided in the Authority's certificate.

Section 6.04      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture, subject to the second sentence of Section 13.01 hereof.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.05      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.06      Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.07      Limitation on Suits.

         Subject to Section 6.08 and the second sentence of Section 13.01 hereof, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.08      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, but subject to the second sentence of Section 13.01 hereof, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.09      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, subject to the second sentence of Section 13.01 hereof, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and, subject to the second sentence of Section 13.01 hereof, the Holders of the Notes allowed in any judicial proceedings relative to the Authority (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11      Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: subject to the second sentence of Section 13.01 hereof, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Authority or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.08 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE 7.
                                  TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Authority. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority will be sufficient if signed by an Officer of the Authority.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Authority or any Affiliate of the Authority with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Authority's use of the proceeds from the Notes or any money paid to the Authority or upon the Authority's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Authority and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Authority will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

         (a) The Authority will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Authority will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Authority will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Authority (including this Section 7.07) and defending itself against any claim (whether asserted by the Authority or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Authority promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Authority will not relieve the Authority of its obligations hereunder. The Authority will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Authority will pay the reasonable fees and expenses of such counsel. The Authority is not required to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Authority under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Authority's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(15) or (16) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIAss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Authority in writing. The Authority may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Authority.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Authority. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Authority's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Authority.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE 8.
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Authority may, at the option of its Management Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Authority will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Authority will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Authority's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority's obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03      Covenant Defeasance.

         Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Authority will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections
4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 and 4.28 hereof, Section
5.01(a), Section 5.01(e) and the last paragraph of Section 5.01 and Sections 5.04, 5.05, 5.06 and 5.10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).
For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Authority may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Authority must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Authority must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Authority has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (A) the Authority has received from, or there has
                  been published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has
                  been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Authority must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority is a party or by which the Authority is bound;

                  (6) the Authority must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Authority with the intent of preferring the Holders of Notes over the other creditors of the Authority with the intent of defeating, hindering, delaying or defrauding any other creditors of the Authority or others; and

                  (7) the Authority must deliver to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with, and an Opinion of Counsel stating that the conditions set forth in clauses (1) (with respect to validity and perfection of the security interest), (2), (3) and (5) above have been satisfied.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Authority will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Authority.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and

The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Authority.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Authority makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Authority will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Authority and the Trustee may amend or supplement this Indenture, the Notes or the Collateral Documents without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                  (4) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (5) to provide for the issuance of Additional Notes;

                  (6) to enter into additional or supplemental Collateral Documents;

                  (7) to comply with all applicable rules and regulations of the NIGC, the BIA or any governmental authority; or

                  (8) to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to the transfers and exchanges of Notes or beneficial interests therein.

         Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Authority and the Tribe in the execution of any amended or supplemental Indenture or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture or Collateral Documents that affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Authority and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.11, 4.09, 4.10, 4.16 and 4.17 hereof), the Notes or the Collateral Documents with the consent of the Holders of a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.05 and 6.08 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Notwithstanding any other provision of this Indenture, any amendment to, or waiver of, Section 4.13 hereof or Article 10 hereof shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

         Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, Notes or Collateral Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee will join with the Authority and the Tribe in the execution of such amended or supplemental Indenture, Notes or Collateral Documents unless such amended or supplemental Indenture, Notes or Collateral Documents directly affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Collateral Documents or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture, Notes or Collateral Documents.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Authority will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Authority to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.05 and 6.08 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Authority with any provision of this Indenture, the Notes and the Collateral Documents. However, without the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 3.11, 4.09, 4.10, 4.16 and 4.17 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.11, 4.09, 4.10, 4.16 and 4.17 hereof);

                  (8) release all or substantially all of the Collateral from the Lien created by this Indenture or the Collateral Documents (except in accordance with the provisions thereof); or

                  (9) make any change in Section 6.05 or 6.08 hereof or in the foregoing amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Authority in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture or Collateral Documents authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Authority may not sign an amendment or supplemental Indenture, Notes or Collateral Documents until the Management Board approves it. In executing any amended or supplemental Indenture, Notes or Collateral Documents, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture, Notes or Collateral Documents is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

Section 10.01     Collateral Documents.

         Subject to the Liens permitted by the Collateral Documents and the second sentence of Section 13.01 hereof, the due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Authority to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents which the Authority has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Authority will deliver to the Trustee copies of all documents required to be delivered to the Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Authority will take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Authority hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02     Security Interest During an Event of Default.

         If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this Indenture and the Collateral Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

         So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions set forth in this Indenture and the Collateral Documents, the Authority will be entitled to receive the benefit of all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by it and to exercise any voting and other consensual rights pertaining to the Collateral pledged by it. Upon the occurrence and continuation of an Event of Default:

                  (1) all rights of the Authority to exercise such voting or other consensual rights will cease, and all such rights shall become vested in the Trustee, which, to the extent permitted by law, will have the sole right to exercise such rights;

                  (2) all rights of the Authority to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Trustee; and

                  (3) the trustee may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

         Under the terms of this Indenture and the Collateral Documents, so long as an Event of Default is continuing, the Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default.

Section 10.03     Recording and Opinions.

         (a) The Authority will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

                  (1) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

                  (2) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

         (b) The Authority will furnish to the Trustee on January 1 in each year beginning with January 1, 2003, an Opinion of Counsel, dated as of such date, either:

                  (1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior

         Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral;

                  (2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) The Authority will otherwise comply with the provisions of TIA ss.314(b).

Section 10.04     Release of Collateral.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Authority pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Authority) the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture and the Collateral Documents; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Authority will apply the Net Proceeds in accordance with Section 4.09 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

         (b) No Collateral may be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless the certificate required by this Section 10.04 has been delivered to the Trustee.

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders of Notes.

         (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture or the Collateral Documents. To the extent applicable, the Authority will cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Authority except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

Section 10.05     Certificates of the Authority.

         The Authority will furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

                  (1) all documents required by TIAss.314(d); and

                  (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA ss.314(d).

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.06     Certificates of the Trustee.

         In the event that the Authority wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Sections 10.04 and
10.05 hereof, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to
Section 10.05(2), will deliver a certificate to the Trustee setting forth such determination.

Section 10.07 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

         Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

                  (1) enforce any of the terms of the Collateral Documents;
         and

                  (2) collect and receive any and all amounts payable in respect of the Obligations of the Authority hereunder.

         The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.08 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.09     Termination of Security Interest.

         Upon the payment in full of all Obligations of the Authority under this Indenture and the Notes, or upon Covenant Defeasance or Legal Defeasance, the Trustee will, at the request of the Authority, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and to release the Liens pursuant to this Indenture and the Collateral Documents.

                                 ARTICLE 11.
       WAIVER OF SOVEREIGN IMMUNITY; WAIVER OF TRIBAL COURTS AND FORUMS

Section 11.01     Irrevocable Waiver of Sovereign Immunity.

         Each of the Authority and the Tribe (each a "Tribal Party") hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Indenture or the Notes, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and
(b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 11.02 below.

         In connection with the foregoing waiver of sovereign immunity by each of the Authority and the Tribe:

         (a) Duration. The duration of such waiver shall commence on the date hereof and continue with respect to each of the Authority and the Tribe until one year after all obligations of such Tribal Party hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

         (b) Grantees. The grantee(s) of the waiver are the Trustee and the Holders, together with their successors and assigns hereunder;

         (c) Scope. The scope of the waiver applies to all Permitted Claims;

         (d) Property and Funds. The only property, assets or rights against which any award, judgment or other order for relief arising from this waiver may be enforced are "Authority Assets" as defined in the Authority Ordinance whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with this Indenture shall, upon transfer, no longer constitute Authority Assets;

         (e) Jurisdictions. The courts with jurisdiction with respect to the Permitted Claims are the Applicable Courts (as defined in Section 11.02 below) (subject to the obligation of each Tribal Party to submit to arbitration as provided herein); and

(f) Governing Law. The law applicable to the waiver and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of the Authority or the Tribe hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law the Tribe, as applicable, that recognizes the lien and perfection shall apply.

Section 11.02     Designation of Applicable Courts and Jurisdiction.

         Each of the Authority and Tribe hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 11.01 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available; and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

Section 11.03     Additional Waivers as to Tribal Courts.

         Each of the Authority and the Tribe hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 11.02 above. Each of the Authority and the Tribe unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

Section 11.04     Agreement not to Contest.

         In connection with any Permitted Claim, each of the Authority and the Tribe agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

Section 11.05     Arbitration.

         All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 11.05. Notwithstanding any other provision of this Article 11, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Indenture by the Tribe or the Authority. "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

         (a) Commencement of Proceedings. An arbitration proceeding may be commenced only by the Tribe, the Authority, the Trustee, or the extent remedies may be enforced directly by a Holder, by the Holder, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

         (b) Qualification of Arbitrators. No person shall be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Indenture. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

         (c) Discovery. Any party shall be permitted to engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

         (d) Hearing. The hearing on the arbitration shall be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

         (e) Enforcement. Proceedings to enter judgment upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (i) by the Federal Arbitration Act, if the matter will be heard in federal court, (ii) the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act, (iii) by the applicable state arbitration code, if the matter will be heard in state court, and (iv) by the arbitration code of the Tribe, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

         (f) Prohibition on Punitive Damages. Each party hereto agrees that each party has equal bargaining power and that each has freely entered into this agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

         (g) Validity of Arbitration Provisions. Each party hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

         (h) Full faith and credit. The Authority, the Tribe and the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 11.05, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section
11.05. The Authority and the Tribe agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 11.05.

Section 11.06     Non-Impairment.

         Neither the Authority, the Tribe nor any of their respective Affiliates will: (i) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (ii) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact.

                                 ARTICLE 12.
                          SATISFACTION AND DISCHARGE

Section 12.01     Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Authority) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Authority has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Authority is a party or by which the Authority is bound;

                  (3) the Authority has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Authority has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Authority must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02     Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Authority's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Authority has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

         Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 12.01 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge.

                                 ARTICLE 13.
        SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS

Section 13.01    Special Provisions Regarding Unlicensed and Non-Exempt Holders.

         If any Notes are transferred to a Holder (or Beneficial Owner) that is not licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee Holder (or Beneficial Owner) nor any person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, has any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. Notwithstanding any other provision of this Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under this Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

         The foregoing provisions of this Section 13.01 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or the State Bond Regulation is ever amended to not require such Person to be licensed as a Financial Source.

                                 ARTICLE 14.
                                 MISCELLANEOUS

Section 14.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control.

Section 14.02     Notices.

         Any notice or communication by the Authority, the Tribe or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Authority:

         Chukchansi Economic Development Authority
         46575 Road 417
         Coarsegold, California 93614
         Telecopier No.:  (559) 642-4075
         Attention:  Chairperson

         With a copy to:

         Monteau & Peebles LLP
         1001 Second Street
         Sacramento, California 95814-3201
         Telecopier No.:  (916) 441-2067
         Attention:  John Peebles

         If to the Tribe:

         Picayune Rancheria of Chukchansi Indians
         46575 Road 417
         Coarsegold, California 93614
         Telecopier No.:  (559) 642-4075
         Attention:  Chairperson

         If to the Trustee:

         U.S. Bank, N.A.
         180 East 5th Street
         St. Paul, Minnesota 55101
         Telecopier No.:  (651) 244-0711
         Attention:  Corporate Trust Department

         The Authority, Tribe or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Authority mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Authority, the Tribe, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 14.04     Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the
Trustee:

(1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of the Tribe, Directors, Officers, Employees and Members.

         Neither the Tribe nor any director, officer, officeholder, employee agent, representative or member of the Authority or the Tribe, as such, will have any liability for any obligations of the Authority under the Notes, this Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION OR PRIORITY OF THE SECURITY INTEREST IN ANY COLLATERAL SECURING THE NOTES, THE GOVERNING LAW SHALL BE THE UNIFORM COMMERCIAL CODE OF NEW YORK, UNLESS NO PERFECTED SECURITY INTEREST IS RECOGNIZED UNDER THAT LAW, IN WHICH CASE THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA, AS ADOPTED AND MODIFIED BY THE TRIBE AS ITS LAW, SHALL APPLY. THE TRIBE AND THE AUTHORITY AGREE THAT THE TRANSACTIONS UNDER THIS INDENTURE, INCLUDING THE EXECUTION HEREOF, THE LENDING OF MONEY AND THE ISSUANCE OF THE NOTES HEREUNDER, OCCURRED OUTSIDE THE TRIBE'S RANCHERIA IN THE STATE OF NEW YORK.

Section 14.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10     Successors.

         All agreements of the Authority in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 14.11     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES


Dated as of October 8, 2002
                                CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY a wholly-owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians


                                By:   /s/ Dixie Jackson
                                      ---------------------------------------
                                      Name: Dixie Jackson
                                      Title: Chairperson


                                PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS a federally recognized Indian tribe


                                By:   /s/ Dixie Jackson
                                      ---------------------------------------
                                      Name: Dixie Jackson
                                      Title: Chairperson


                                U.S. BANK, N.A. a
                                national banking
                                association


                                By:   /s/ Frank P. Leslie III
                                      ---------------------------------------
                                      Name:  Frank P. Leslie III
                                      Title: Vice President

                                                                     EXHIBIT A-1


                                [Face of Note]
==============================================================================


                                                                    CUSIP ______

              14 1/2% [Series A] [Series B] Senior Notes due 2009

No. ___                                                             $___________

                   CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY

promises to pay to _____________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on June 15, 2009.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  October 8, 2002

                                       CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                       By:   ___________________________________
                                             Name:
                                             Title:

                                       By:   ___________________________________
                                             Name:
                                             Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank, N.A., as Trustee


By: _________________________________
         Authorized Signatory


==============================================================================


                                     A-1-1

                                [Back of Note]
              14 1/2% [Series A] [Series B] Senior Notes due 2009

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. The Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), promises to pay interest on the principal amount of this Note at 14 1/2% per annum from October 8, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Authority will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "Record Date") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2003. The Authority will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Authority will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Authority or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                     A-1-2

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

                  (4) INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of October 8, 2002 (the "Indenture"), among the Authority, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Authority limited to $178.0 million in aggregate principal amount. The Notes are secured by the Collateral set forth in the Collateral Documents.

                  (5) OPTIONAL REDEMPTION.

                  The Notes are not redeemable at the Authority's option prior to October 1, 2006.

                  Subject to the second sentence of Section 16 hereof, at any time on or after October 1, 2006, the Authority will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the periods indicated below:

                 Year                                           Percentage
                 ----                                           ----------
                 October 1, 2006 to September 30, 2007.......    113.000%
                 October 1, 2007 to September 30, 2008.......    108.667%
                 October 1, 2008 to June 14, 2009............    104.333%

                  (6) MANDATORY REDEMPTION.

                  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

                           (a) Each Holder, by accepting a Note, shall be
                  deemed to have agreed that, if any Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that (i) such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days or any shorter period as may be required by such Gaming Authority, or (ii) such Holder or Beneficial Owner will not be licensed, qualified or found suitable under applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or (iii) such Holder or Beneficial Owner has been found to be unsuitable for licensing then, the Authority, at its option, may (A) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of
                  (1) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (2) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable;

                                     A-1-3
                  or (B) subject to the second sentence of Section 16 hereof, redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (1) 100% of the principal amount thereof, (2) the price at which such Holder or Beneficial Owner acquired the Notes and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

                           (b) Immediately upon a determination that a Holder
                  or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall, to the extent required by applicable law, have no further rights (i) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                           (c) Any Holder or Beneficial Owner of Notes that is
                  required to apply for a license, qualification or a finding of suitability may be required to pay all fees and costs of the licenses and any investigation for the qualification or finding of suitability by the applicable Gaming Authorities. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

                           (d) The Authority will notify the Trustee in
                  writing of any disposition pursuant to this Section 7 as soon as is practicable. The Trustee will be required to report the names of the record holders of Notes to any Gaming Authority when required by law.

                  (8) REPURCHASE OFFERS.

                           (a) Change of Control Offer. Subject to the
                  restrictions set forth in Section 16 hereof, if there is a Change of Control, the Authority will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment Date"). Within ten days following any Change of Control, the Authority will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                           (b) Asset Sale Offer. If the Authority consummates
                  any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of
                  Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or of an event of loss (a "Asset Sale Offer"), as applicable, pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate

                                     A-1-4
                  amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Authority may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (c) Event of Loss Offer. If the Authority has
                  Excess Loss Proceeds, within ten days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds from an event of loss (an "Event of Loss Offer"), pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness, as applicable, tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, the Authority may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of the Excess Loss Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness, as applicable, to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Event of Loss Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (d) Excess Cash Offers. If, at any time after the
                  Initial Operating Date and prior to October 1, 2006, the Authority has Excess Cash Flow and is permitted or required, as the case may be, to make an Optional Excess Cash Offer or a Mandatory Excess Cash Offer, the Authority will, subject to the second sentence of Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) (an "Excess Cash Offer") pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Cash Flow at the offer prices set forth in
                  Section 4.16 of the Indenture in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to any Excess Cash Offer is less than the Excess Cash Flow, the Authority may use such deficiency as set forth in Section 4.16 of the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the Excess Cash Flow, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Cash Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (e) The Authority will comply with the requirements
                  of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws

                                     A-1-5
                  and regulations are applicable in connection with each repurchase of Notes pursuant to any Change of Control Offer, Asset Sale Offer, Event of Loss Offer or Excess Cash Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 8, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 8 by virtue of such conflict.

                  (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to
         Section 4.13 of the Indenture or Article 10 thereof will require the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes, to enter into additional or supplemental Collateral Documents, to comply with all applicable rules and regulations of the NIGC, the BIA or any governmental authority or to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to the transfers and exchange of Notes or beneficial interests therein.

                  (13) DEFAULTS AND REMEDIES. Events of Default include:

                                     A-1-6

                           (a) default for 30 days in the payment when due of
                  interest on, or Liquidated Damages with respect to, the Notes;

                           (b) default in payment when due of principal of or
                  premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,

                           (c) failure by the Authority to comply with Section
                  4.09, 4.10, 4.11, 4.15, 4.17 or 4.22 of the Indenture;

                           (d) failure by the Authority to comply with Section
                  4.07 or 4.08, or any of the covenants set forth in the Collateral Documents for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class;

                           (e) failure by the Authority or the Tribe (with
                  respect to its obligations under the Indenture) for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with or observe certain other covenants, representations, warranties or agreements in the Indenture;

                           (f) default under certain other agreements relating
                  to Indebtedness of the Authority (or the payment of which is guaranteed by the Authority), whether such Indebtedness or Guarantee exists now, or is created after the date of the Indenture (other than a default under the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note resulting from the Authority's failure to make a change of control offer or asset sale offer to the holders of such notes) which default is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its express maturity;

                           (g) certain final judgments for the payment of
                  money aggregating in excess of $5.0 million that remain undischarged for a period of 60 days;

                           (h) any of the Collateral Documents cease, for any
                  reason (other than pursuant to the terms thereof), to be in full force and effect, or the Authority asserts that any of the Collateral Documents cease to be in full force and effect, or any security interest created, or purported to be created, by any of the Collateral Documents ceases to be enforceable and of the same effect and priority purported to be created thereby;

                           (i) the representations and warranties of the
                  Authority in the Collateral Documents or set forth in any certificate, document or financial or other statement furnished by the Authority under or in connection with any such Collateral Document proves to have been inaccurate in any material respect on or as of the date made or deemed to be made;

                           (j) the L/C Provider defaults in the performance of
                  its obligations set forth in, or repudiates its obligations under, the Letter of Credit Drawdown Agreement, and such default remains uncured for 30 days;

                           (k) an Event of Default occurs and is continuing
                  under the Manager Agreement;

                                     A-1-7

                           (l) the Manager (A) defaults in the performance of
                  its obligations set forth in, or repudiates its obligations under, the Development Agreement, the Management Agreement or the Cash Accumulation Account Contribution Agreement and either (1) such is default is not cured within 30 days or
                  (2) a new manager meeting the requirements of a Permitted Replacement Manager has not assumed and complied with the Manager's obligations under such agreements as required by the definition of Permitted Replacement Manager within 30 days thereof, unless in any such event, either (x) the Manager continues in all material respects to provide services to the Authority in compliance with the Management Agreement, or (y) such transaction constitutes a Change of Control or (B) is terminated or resigns as the manager of the Chukchansi Gold Resort & Casino or otherwise ceases to be the manager (other than as set forth in clause (A) above) of the Chukchansi Gold Resort & Casino unless (1) a Permitted Replacement Manager has assumed and complied with the Manager's obligations under the Development Agreement, the Management Agreement and the Cash Accumulation Account Contribution Agreement as required by the definition of Permitted Replacement Manager within 30 days thereof, or (2) such termination or withdrawal constitutes a Change of Control;

                           (m) the Initial Operating Date does not occur by
                  the Operating Deadline or any Gaming License is lost, revoked or suspended and, as a result, the Chukchansi Gold Resort & Casino ceases Operating for a period of more than 90 consecutive days; and

                           (n) certain events of bankruptcy or insolvency with
                  respect to the Authority.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable subject to the second sentence of Section 16 hereof. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes will become due and payable without further action or notice, subject to the second sentence of
         Section 16 hereof. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Interest on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  In the case of any Event of Default occurring after October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority had then elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, subject to the second sentence of Section 16 hereof. If an Event of Default occurs prior to October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent


                                     A-1-8
         permitted by law upon the acceleration of the Notes, subject to the second sentence of Section 16 hereof.

                  (14) TRIBAL COVENANTS. All of the covenants of the Tribe set forth in Article 5 of the Indenture are hereby incorporated herein with the same force and effect as though set forth in their entirety herein.

                  (15) TRUSTEE DEALINGS WITH AUTHORITY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority, and may otherwise deal with the Authority, as if it were not the Trustee.

                  (16) SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS. If this Note is transferred to a Holder (or Beneficial Owner) that is not licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, the neither that transferee Holder (or Beneficial Owner) nor any Person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, shall have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise) until such time as the transferee Holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. The Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  (17) NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any director, officer, officeholder, employee, agent, representative or member of the Authority or the Tribe, as such, will have any liability for any obligations of the Authority under the Notes, the Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (18) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (20) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 8, 2002, among the Authority, the Tribe and the initial purchasers of the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Global Notes will have the rights set forth in one or more registration rights agreements among the Authority, the Tribe and the other parties thereto, relating to rights given by the Authority and the Tribe to purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                                     A-1-9

                  (21) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (22) WAIVER OF SOVEREIGN IMMUNITY; WAIVER OF TRIBAL COURTS AND FORUMS; CONSENT TO JURISDICTIONS; APPLICABLE LAW; MANDATORY ARBITRATION OF PERMITTED CLAIMS; PERMITTED COURT ACTIONS. All provisions of the Indenture relating to the Tribe's and the Authority's waivers of sovereign immunity and rights to resolve disputes in arbitration, as well as consents and agreements of the Tribe and the Authority to applicable laws and jurisdictions for the resolution of disputes and the agreements of the Tribe and the Authority to arbitrate certain permitted claims, are hereby incorporated herein with the same force and effect as though set forth at length herein.

         The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                   Chukchansi Economic Development Authority
                                46575 Road 417
                         Coarsegold, California 93614
                           Telephone: (559) 683-6633
                           Telecopy: (559) 642-4075
                            Attention: Chairperson


                                     A-1-10

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

Date:  _______________

                           Your Signature:
                                          ______________________________________
                                         (Sign exactly as your name appears on
                                          the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09, 4.10, 4.16 or 4.17 of the Indenture, check the appropriate box below:

         Section 4.09   Section 4.10    Section 4.16    Section 4.17

         If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09, 4.10, 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:

                               $_______________

Date:  _______________

                           Your Signature: ____________________________________
                                          (Sign exactly as your name appears on
                                           the face of this Note)

                           Tax Identification No.:_____________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-1

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                      Principal Amount of
                                                                       this Global Note         Signature of
                       Amount of decrease    Amount of increase in      following such       authorized officer
                       in Principal Amount      Principal Amount           decrease             of Trustee or
Date of Exchange       of this Global Note    of this Global Note        (or increase)            Custodian
----------------       -------------------    -------------------      ------------------    ------------------

















                                     A-1-1

                                                                   EXHIBIT A-2


                 [Face of Regulation S Temporary Global Note]
______________________________________________________________________________


                                                             CUSIP ___________


              14 1/2% [Series A] [Series B] Senior Notes due 2009


No. ___                                                             $__________

                   CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


promises to pay to ___________________

or registered assigns,

the principal sum of _________________________________________________________

Dollars on June 15, 2009.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

Dated:  October 8, 2002

                                      CHUKCHANSI ECONOMIC DEVELOPMENT AUTHORITY


                                      By: _____________________________________
                                            Name:
                                            Title:

                                      By: _____________________________________
                                            Name:
                                            Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank, N.A., as Trustee


By:__________________________________
        Authorized Signatory

________________________________________________________________________________

                                    A-2-1

                 [Back of Regulation S Temporary Global Note]
              14 1/2% [Series A] [Series B] Senior Notes due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S), OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT).

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT RELATING TO ALL THE SECURITIES.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO.,
HAS AN INTEREST HEREIN.


                                    A-2-2

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER OF THE SECURITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR"(AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT THE ISSUER SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, RESALE, ASSIGNMENT, PLEDGE OR TRANSFER PURSUANT TO CLAUSES (c), (d) OR (e) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL SATISFACTORY TO THE ISSUER, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE ISSUER, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE; AND NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY; AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY, THAT UNLESS SUCH PERSON IS LICENSED AS A LENDER PURSUANT TO THE PICAYUNE RANCHERIA OF CHUKCHANSI INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPT FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENTS ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE ISSUER.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $914.76,

                                    A-2-3

THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $85.24, THE ISSUE DATE IS OCTOBER 8, 2002 AND THE YIELD TO MATURITY IS 16.671% PER ANNUM.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. The Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians, a sovereign tribe recognized by the United States pursuant to 25 C.F.R. Part 83 (the "Tribe"), promises to pay interest on the principal amount of this Note at 14 1/2% per annum from October 8, 2002 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Authority will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each a "Record Date") and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2003. The Authority will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                  (2) METHOD OF PAYMENT. The Authority will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Authority or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                    A-2-4

                  (3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

                  (4) INDENTURE AND COLLATERAL DOCUMENTS. The Authority issued the Notes under an Indenture dated as of October 8, 2002 (the "Indenture"), among the Authority, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Authority limited to $178.0 million in aggregate principal amount. The Notes are secured by the Collateral set forth in the Collateral Documents.

                  (5) OPTIONAL REDEMPTION.

                  The Notes are not redeemable at the Authority's option prior to October 1, 2006.

                  Subject to the second sentence of Section 16 hereof, at any time on or after October 1, 2006, the Authority will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the periods indicated below:

         Year                                                 Percentage
         ----                                                 ----------
         October 1, 2006 to September 30, 2007..............   113.000%
         October 1, 2007 to September 30, 2008..............   108.667%
         October 1, 2008 to June 15, 2009...................   104.333%

                  (6) MANDATORY REDEMPTION.

                  The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) MANDATORY DISPOSITION PURSUANT TO GAMING LAWS.

                           (a) Each Holder, by accepting a Note, shall be
                  deemed to have agreed that, if any Gaming Authority determines, and a Holder or Beneficial Owner of the Notes is notified, that (i) such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable Gaming Law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days or any shorter period as may be required by such Gaming Authority, or (ii) such Holder or Beneficial Owner will not be licensed, qualified or found suitable under applicable Gaming Law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or (iii) such Holder or Beneficial Owner has been found to be unsuitable for licensing then, the Authority, at its option, may (A) require such Holder or Beneficial Owner to dispose of such Holder's or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of
                  (1) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (2) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner shall not be licensed, qualified or found suitable;

                                    A-2-5
                  or (B) subject to the second sentence of Section 16 hereof, redeem the Notes of such Holder or Beneficial Owner at a price equal to the least of (1) 100% of the principal amount thereof, (2) the price at which such Holder or Beneficial Owner acquired the Notes and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority.

                           (b) Immediately upon a determination that a Holder
                  or Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall, to the extent required by applicable law, have no further rights (i) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (ii) to receive any interest, dividends, economic interests or any other distributions or payments with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                           (c) Any Holder or Beneficial Owner of Notes that is
                  required to apply for a license, qualification or a finding of suitability may be required to pay all costs of the licenses and any investigation for the qualification or finding of suitability by the applicable Gaming Authorities. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

                           (d) The Authority will notify the Trustee in
                  writing of any disposition pursuant to this Section 7 as soon as is practicable. The Trustee will be required to report the names of the record holders of Notes to any Gaming Authority when required by law.

                  (8) REPURCHASE OFFERS.

                           (a) Change of Control Offer. Subject to the
                  restrictions set forth in Section 16 hereof, if there is a Change of Control, the Authority will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment Date"). Within ten days following any Change of Control, the Authority will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                           (b) Asset Sale Offer. If the Authority consummates
                  any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of
                  Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets or of an event of loss (a "Asset Sale Offer"), as applicable, pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness, as applicable, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate

                                    A-2-6
                  amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Authority may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (c) Event of Loss Offer. If the Authority has
                  Excess Loss Proceeds, within ten days of each date on which the aggregate amount of Excess Loss Proceeds exceeds $5.0 million, the Authority will, subject to the second sentence of Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds from an event of loss (an "Event of Loss Offer"), pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness, as applicable, tendered pursuant to an Event of Loss Offer is less than the Excess Loss Proceeds, the Authority may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of the Excess Loss Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness, as applicable, to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Event of Loss Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (d) Excess Cash Offers. If, at any time after the
                  Initial Operating Date and prior to October 1, 2006, the Authority has Excess Cash Flow and is permitted or required, as the case may be, to make an Optional Excess Cash Offer or a Mandatory Excess Cash Offer, the Authority will, subject to the second sentence of Section 16 hereof, commence an offer to all Holders of Notes (including any Additional Notes) (an "Excess Cash Offer") pursuant to Section 3.11 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Cash Flow at the offer prices set forth in
                  Section 4.16 of the Indenture in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) tendered pursuant to any Excess Cash Offer is less than the Excess Cash Flow, the Authority may use such deficiency as set forth in Section 4.16 of the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the Excess Cash Flow, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Cash Offer from the Authority prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (e) The Authority will comply with the requirements
                  of Rule 14e-1 under the Exchange Act and any other securities laws

                                    A-2-7
                  and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to any Change of Control Offer, Asset Sale Offer, Event of Loss Offer or Excess Cash Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 8, the Authority will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 8 by virtue of such conflict.

                  (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date Interest ceases to accrue on Notes or portions thereof called for redemption.

                  (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Any amendment to, or waiver of, the provisions of any of the Collateral Documents relating to
         Section 4.13 of the Indenture or Article 10 thereof will require the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding. Without the consent of any Holder of a Note, the Indenture, the Notes or the Collateral Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the issuance of Additional Notes, to enter into additional or supplemental Collateral Documents, to comply with all applicable rules and regulations of the

                                    A-2-8

         NIGC, the BIA or any governmental authority or to comply with the provisions of DTC, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to the transfers and exchange of Notes or beneficial interests therein.

                  (13) DEFAULTS AND REMEDIES. Events of Default include:

                           (a) default for 30 days in the payment when due of
                  interest on, or Liquidated Damages with respect to, the Notes;

                           (b) default in payment when due of principal of or
                  premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise,

                           (c) failure by the Authority to comply with Section
                  4.09, 4.10, 4.11, 4.15, 4.17 or 4.22 of the Indenture;

                           (d) failure by the Authority to comply with Section
                  4.07 or 4.08, or any of the covenants set forth in the Collateral Documents for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class;

                           (e) failure by the Authority or the Tribe (with
                  respect to its obligations under the Indenture) for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with or observe certain other covenants, representations, warranties or agreements in the Indenture;

                           (f) default under certain other agreements relating
                  to Indebtedness of the Authority (or the payment of which is guaranteed by the Authority), whether such Indebtedness or Guarantee exists now, or is created after the date of the Indenture (other than a default under the Senior Subordinated PIK Notes, the Subordinated PIK Notes, the Manager Repayment Note or the Letter of Credit Note resulting from the Authority's failure to make a change of control offer or asset sale offer to the holders of such notes) which default is caused by the failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its express maturity;

                           (g) certain final judgments for the payment of
                  money aggregating in excess of $5.0 million that remain undischarged for a period of 60 days;

                           (h) any of the Collateral Documents cease, for any
                  reason (other than pursuant to the terms thereof), to be in full force and effect, or the Authority asserts that any of the Collateral Documents cease to be in full force and effect, or any security interest created, or purported to be created, by any of the Collateral Documents ceases to be enforceable and of the same effect and priority purported to be created thereby;

                           (i) the representations and warranties of the
                  Authority in the Collateral Documents or set forth in any certificate, document or financial or other statement furnished by the Authority under or in connection with any such Collateral Document proves to have been inaccurate in any material respect on or as of the date made or deemed to be made;

                                    A-2-9

                           (j) the L/C Provider defaults in the performance of
                  its obligations set forth in, or repudiates its obligations under, the Letter of Credit Drawdown Agreement, and such default remains uncured for 30 days;

                           (k) an Event of Default occurs and is continuing
                  under the Manager Agreement;

                           (l) the Manager (A) defaults in the performance of
                  its obligations set forth in, or repudiates its obligations under, the Development Agreement, the Management Agreement or the Cash Accumulation Account Contribution Agreement and either (1) such is default is not cured within 30 days or
                  (2) a new manager meeting the requirements of a Permitted Replacement Manager has not assumed and complied with the Manager's obligations under such agreements as required by the definition of Permitted Replacement Manager within 30 days thereof, unless in any such event, either (x) the Manager continues in all material respects to provide services to the Authority in compliance with the Management Agreement, or (y) such transaction constitutes a Change of Control or (B) is terminated or resigns as the manager of the Chukchansi Gold Resort & Casino or otherwise ceases to be the manager (other than as set forth in clause (A) above) of the Chukchansi Gold Resort & Casino unless (1) a Permitted Replacement Manager has assumed and complied with the Manager's obligations under the Development Agreement, the Management Agreement and the Cash Accumulation Account Contribution Agreement as required by the definition of Permitted Replacement Manager within 30 days thereof, or (2) such termination or withdrawal constitutes a Change of Control;

                           (m) the Initial Operating Date does not occur by
                  the Operating Deadline or any Gaming License is lost, revoked or suspended and, as a result, the Chukchansi Gold Resort & Casino ceases Operating for a period of more than 90 consecutive days; and

                           (n) certain events of bankruptcy or insolvency with
                  respect to the Authority.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable subject to the second sentence of Section 16 hereof. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes will become due and payable without further action or notice, subject to the second sentence of
         Section 16 hereof. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of Interest on, or the principal of, the Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  In the case of any Event of Default occurring after October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority had then elected to redeem the Notes pursuant to the optional redemption provisions of the

                                    A-2-10

         Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, subject to the second sentence of Section 16 hereof. If an Event of Default occurs prior to October 1, 2006, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Notes prior to October 1, 2006, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes, subject to the second sentence of Section 16 hereof.

                  (14) TRIBAL COVENANTS. All of the covenants of the Tribe set forth in Article 5 of the Indenture are hereby incorporated herein with the same force and effect as though set forth in their entirety herein.

                  (15) TRUSTEE DEALINGS WITH AUTHORITY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority, and may otherwise deal with the Authority, as if it were not the Trustee.

                  (16) SPECIAL PROVISIONS REGARDING UNLICENSED AND NON-EXEMPT HOLDERS. If this Note is transferred to a Holder (or Beneficial Owner) that is not licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, the neither that transferee Holder (or Beneficial Owner) nor any Person acting on behalf of that transferee Holder (or Beneficial Owner), including the Trustee, shall have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting or otherwise) until such time as the transferee Holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. The Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any Holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a Holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  (17) NO RECOURSE AGAINST OTHERS. Neither the Tribe nor any director, officer, officeholder, employee, agent, representative or member of the Authority or the Tribe, as such, will have any liability for any obligations of the Authority under the Notes, the Indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (18) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (19) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (20) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 8, 2002, among the Authority, the Tribe and the initial purchasers of the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Global Notes will have the rights set forth in one or more registration rights agreements among the Authority, the Tribe and the other parties thereto, relating to rights given by the Authority and the Tribe to purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (21) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (22) WAIVER OF SOVEREIGN IMMUNITY; WAIVER OF TRIBAL COURTS AND FORUMS; CONSENT TO JURISDICTIONS; APPLICABLE LAW; MANDATORY ARBITRATION OF PERMITTED CLAIMS; PERMITTED COURT ACTIONS. All provisions of the Indenture relating to the Tribe's and the Authority's waivers of sovereign immunity and rights to resolve disputes by arbitration, as well as consents and agreements of the Tribe and the Authority to applicable laws and jurisdictions for the resolution of disputes and the agreements of the Tribe and the Authority to arbitrate certain permitted claims, are hereby incorporated herein with the same force and effect as though set forth at length herein.

         The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                   Chukchansi Economic Development Authority
                                46575 Road 417
                         Coarsegold, California 93614
                           Telephone: (559) 683-6633
                           Telecopy: (559) 642-4075
                            Attention: Chairperson


                                     A-2-12

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

Date:  _______________

                                    Your Signature:
                                          ______________________________________
                                         (Sign exactly as your name appears on
                                          the face of this Note)

Signature Guarantee*:  _________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).




                                     A-2-1

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09, 4.10, 4.16 or 4.17 of the Indenture, check the appropriate box below:

         Section  4.09     Section 4.10     Section 4.16    Section 4.17

         If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09, 4.10, 4.16 or 4.17 of the Indenture, state the amount you elect to have purchased:

                                                   $_______________

Date:  _______________

                                    Your Signature: ___________________________
                                           (Sign exactly as your name appears
                                            on the face of this Note)

                                    Tax Identification No.:____________________

Signature Guarantee*:  _______________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-2-1

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                          Principal Amount of
                           Amount of decrease                              this Global Note         Signature of
                           in Principal Amount   Amount of increase in      following such       authorized officer
                                   of             Principal Amount of          decrease            of Trustee or
    Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
    ----------------        ----------------        ----------------         -------------            ---------













                                    A-2-1

                                                                      EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER

Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California 93614
Telephone: (559) 683-6633
Telecopy:  (559) 642-4075
Attention:  Chairperson

U.S. Bank, N.A.
180 East 5th Street
St. Paul, Minnesota 55101
Telephone: (651) 244-8677
Telecopy: (651) 244-0711
Attention: Corporate Trust Department

         Re:  14 1/2% Senior Notes Due 2009
              -----------------------------

         Reference is hereby made to the Indenture, dated as of October 8, 2002 (the "Indenture"), among the Chukchansi Economic Development Authority, a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), as issuer (the "Authority"), the Tribe and U.S. Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]
             _
         1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
              _
          2. |_| Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Permanent Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and
(x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Permanent Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture
and the Securities Act.
            _
         3.|_|   Check and complete if Transferee will take delivery of a
beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
                    _
               (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or
                    _
               (b) |_|   such Transfer is being effected to the Company or a
         subsidiary thereof;

                                      or
                    _
               (c) |_|   such Transfer is being effected pursuant to an
         effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
                                      or
                    _
               (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

              _
         4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
              _
         (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the
Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
              _
         (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or
Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are
not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
              _
         (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule
144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private
Placement Legend printed on the Restricted Global Notes or Restricted
Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Authority.

                                        _______________________________________
                                             [Insert Name of Transferor]



                                        By: ___________________________________
                                            Name:
                                            Title:

         Dated:  _______________________

                     ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                         [CHECK ONE OF (a) OR (b)]
                    _
               (a) |_|   a beneficial interest in the:
                           _
                   (i)    |_|  144A Global Note (CUSIP __________), or
                           _
                   (ii)   |_|  Regulation S Global Note (CUSIP ___________), or
                           _
                   (iii)  |_|  IAI Global Note (CUSIP _________); or
                    _
               (b) |_|   a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                [CHECK ONE]
                    _
               (a) |_|   a beneficial interest in the:
                           _
                   (i)    |_|  144A Global Note (CUSIP __________), or
                           _
                   (ii)   |_|  Regulation S Global Note (CUSIP _________), or
                           _
                   (iii)  |_|  IAI Global Note (CUSIP _________); or
                           _
                   (iv)   |_|  Unrestricted Global Note (CUSIP _________); or
                    _
               (b) |_|   a Restricted Definitive Note; or
                    _
               (c) |_|   an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                        FORM OF CERTIFICATE OF EXCHANGE

Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California 93614
Telephone: (559) 683-6633
Telecopy:   (559) 642-4075
Attention:  Chairperson

U.S. Bank, N.A. 180 East 5th Street
St. Paul, Minnesota 55101 Telephone: (651) 244-8677 Telecopy: (651) 244-0711
Attention: Corporate Trust Department


         Re:  [14 1/2% Senior Notes Due 2009]
               -----------------------------
                               (CUSIP ________)

         Reference is hereby made to the Indenture, dated as of October 8, 2002 (the "Indenture"), among the Chukchansi Economic Development Authority, a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), as issuer (the "Authority"), the Tribe and U.S. Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the
"Exchange"). In connection with the Exchange, the Owner hereby certifies that:
              _
         1.  |_|   Exchange of Restricted Definitive Notes or Beneficial
Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
               _
         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a
Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities
Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               _
         (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the
Securities Act, (iii) the restrictions on transfer contained in the
Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               _
         (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               _
         (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner
hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted
Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
               _
         2. |_| Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
               _
         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
               _
         (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                     _____________________________________
                                         [Insert Name of Transferor]


                                     By: _________________________________
                                      Name:
                                      Title:

Dated:  ______________________

                                                                      EXHIBIT D



                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Chukchansi Economic Development Authority
46575 Road 417
Coarsegold, California 93614
Telephone: (559) 683-6633
Telecopy:  (559) 642-4075
Attention:  Chairperson

U.S. Bank, N.A.
180 East 5th Street
St. Paul, Minnesota 55101
Telephone: (651) 244-8677
Telecopy: (651) 244-0711
Attention: Corporate Trust Department


         Re:  14 1/2% Senior Notes Due 2009
              -----------------------------

         Reference is hereby made to the Indenture, dated as of October 8, 2002 (the "Indenture"), among the Chukchansi Economic Development Authority, a wholly owned unincorporated enterprise of the Picayune Rancheria of Chukchansi Indians (the "Tribe"), as issuer (the "Authority"), the Tribe and U.S. Bank, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:
               _
         (a)  |_|  a beneficial interest in a Global Note, or
               _
         (b)  |_|  a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the

Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Authority such certifications, legal opinions and other information as you and the Authority may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Authority are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     _______________________________________
                                      [Insert Name of Accredited Investor]


                                     By: ___________________________________
                                     Name:
                                     Title:

Dated:  _______________________





                                    D-2